UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ULTA BEAUTY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2018

TO THE STOCKHOLDERS OF ULTA BEAUTY, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Ulta Beauty, Inc. ("Ulta Beauty" or the "Company"), a Delaware corporation, will be held on Wednesday, June 6, 2018, at 10:00 A.M. local time, at Ulta Beauty's headquarters located at 1000 Remington Blvd., Suite 120, Bolingbrook, Illinois 60440, for the following purposes:

1.
To elect Robert F. DiRomualdo, Catherine A. Halligan, George R. Mrkonic and Lorna E. Nagler as Class II Directors to hold office until the 2021 Annual Meeting of Stockholders, and Sally E. Blount as a Class III Director to hold office until the 2019 Annual Meeting of Stockholders;

2.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year 2018, ending February 2, 2019;

3.
To vote on an advisory resolution to approve the Company's executive compensation; and

4.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 9, 2018, as the record date for the determination of stockholders entitled to notice of and to vote on the items listed above at the Annual Meeting of Stockholders and at any adjournment or postponement thereof.

By Order of the Board of Directors

Jodi J. Caro General Counsel, Chief Compliance Officer and Corporate Secretary

April 25, 2018

INTERNET AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to our stockholders primarily via the internet. On April 25, 2018, we mailed most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our 2017 Annual Report to Stockholders. The Notice of Internet Availability of Proxy Materials also instructs you on how to vote via the internet. Other stockholders, in accordance with their prior requests, received e-mail notification of how to access our proxy materials and vote via the internet or have been mailed paper copies of our proxy materials and a proxy card or voting form.

Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the Annual Meeting and conserve natural resources. However, if you would prefer to receive paper copies of proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Important notice regarding availability of proxy materials
for Ulta Beauty's 2018 Annual Meeting of Stockholders to be held on June 6, 2018:

The Proxy Statement and Annual Report to Stockholders
for the year ended February 3, 2018 are available at http://ir.ultabeauty.com.

Brokers cannot vote for Proposals 1 or 3 without your instructions.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL. IF YOU RECEIVED PAPER COPIES OF THE PROXY MATERIALS, KINDLY MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE (WHICH IS POSTAGE PREPAID, IF MAILED IN THE UNITED STATES). EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN, FROM YOUR BROKER, BANK OR OTHER NOMINEE, THE RECORD HOLDER, A PROXY ISSUED IN YOUR NAME.

		Page
PROXY MATERIALS AND ANNUAL MEETING		1
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING		1
1.	Q: General — Why am I receiving these materials?	1
2.	Q: Delivery of Materials — Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?	1
3.	Q: Date, Time and Place — When and where is the 2018 Annual Meeting of Stockholders?	1
4.	Q: Purpose — What is the purpose of the Annual Meeting of Stockholders?	1
5.	Q: Attending the Annual Meeting — How can I attend the Annual Meeting?	2
6.	Q: Multiple Sets of Proxy Materials — What should I do if I receive more than one set of voting materials?	2
7.	Q: Record Holders and Beneficial Owners — What is the difference between holding shares as a Record Holder versus a Beneficial Owner?	2
8.	Q: Voting — Who can vote and how do I vote?	3
9.	Q: Revocation of Proxy — May I change my vote after I return my proxy?	3
10.	Q: Quorum — What constitutes a quorum?	3
11.	Q: Voting Results — Where can I find the voting results of the Annual Meeting?	3
12.	Q: Solicitation — Who will pay the costs of soliciting these proxies?	4
13.	Q: Additional Matters at the Annual Meeting — What happens if additional matters are presented at the Annual Meeting?	4
14.	Q: Stockholder Proposals — What is the deadline to propose actions for consideration at next year's Annual Meeting of Stockholders, or to nominate individuals to serve as directors?	4
15.	Q: Nomination of Directors — How do I submit a proposed director nominee to the Board of Directors for consideration?	4
CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS		5
CORPORATE GOVERNANCE		5
PROPOSAL ONE: ELECTION OF DIRECTORS		10
INFORMATION ABOUT OUR DIRECTORS CONTINUING IN OFFICE		15
NON-EXECUTIVE DIRECTOR COMPENSATION FOR FISCAL 2017		20
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDIT COMMITTEE		22
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM		22
FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM		23
AUDIT COMMITTEE		23
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS		25
COMPENSATION COMMITTEE		26
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS		27
COMPENSATION DISCUSSION AND ANALYSIS		28
PROPOSAL THREE: ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION		47
CEO PAY RATIO		48
STOCK		49
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		49
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE		51
CERTAIN RELATIONSHIPS AND TRANSACTIONS		51
MISCELLANEOUS		52

i

1000 Remington Blvd., Suite 120
Bolingbrook, IL 60440

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
JUNE 6, 2018

 PROXY MATERIALS AND ANNUAL MEETING

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	Q:	General — Why am I receiving these materials?
A:
On or about April 25, 2018, we sent a Notice of Internet Availability of Proxy Materials (the "Notice") to you, and to all stockholders of record as of the close of business on April 9, 2018 because the Board of Directors of Ulta Beauty is soliciting your proxy to vote at the 2018 Annual Meeting of Stockholders. Our Board of Directors has made these proxy materials available to you on the internet, or upon your request, has delivered printed proxy materials to you in connection with the solicitation of proxies for use at the 2018 Annual Meeting of Stockholders. Our 2017 Annual Report, which includes our Form 10-K for fiscal year ended February 3, 2018, along with this Proxy Statement and all other relevant corporate governance materials, are also available at the Investor Relations section of our website at http://ir.ultabeauty.com.
2.	Q:	Delivery of Materials — Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
A:
In accordance with rules adopted by the Securities and Exchange Commission (the "SEC"), we may furnish proxy materials, including this Proxy Statement and our 2017 Annual Report, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the internet. The Notice also instructs you as to how you may submit your proxy on the internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.
3.	Q:	Date, Time and Place — When and where is the 2018 Annual Meeting of Stockholders?
A:
The 2018 Annual Meeting of Stockholders (sometimes referred to as the "Annual Meeting") will be held on Wednesday, June 6, 2018, at 10:00 A.M. local time, at Ulta Beauty's headquarters located at 1000 Remington Blvd., Suite 120, Bolingbrook, Illinois 60440.
4.	Q:	Purpose — What is the purpose of the Annual Meeting of Stockholders?
	A:	At our Annual Meeting, stockholders will act upon the matters outlined in this Proxy Statement and in the Notice of Annual Meeting accompanying this Proxy Statement.

5.	Q:	Attending the Annual Meeting — How can I attend the Annual Meeting?
A:
You will be admitted to the Annual Meeting if you were an Ulta Beauty stockholder or joint holder as of the close of business on April 9, 2018, or you hold a valid proxy for the Annual Meeting. To attend the Annual Meeting, go to the "Register for Meeting" link at www.proxyvote.com. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record prior to admittance to the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to April 9, 2018, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If a stockholder is an entity and not a natural person, the authorized representative must comply with the procedures outlined above and must also present evidence of authority to represent such entity. If a stockholder is a natural person and not an entity, such stockholder and his/her immediate family members will be admitted to the Annual Meeting, provided they comply with the above procedures.
6.	Q:	Multiple Sets of Proxy Materials — What should I do if I receive more than one set of voting materials?
A:
You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy card and voting instruction card that you receive.
7.	Q:	Record Holders and Beneficial Owners — What is the difference between holding shares as a Record Holder versus a Beneficial Owner?
A:
Most Ulta Beauty stockholders hold their shares through a broker or other nominee rather than directly in their own name. There are some distinctions between shares held of record and those owned beneficially:

Record Holders — If your shares are registered directly in your name with our Transfer Agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record or Record Holder and the Notice was sent directly to you by Ulta Beauty. As the stockholder of record, you have the right to grant your voting proxy directly to Ulta Beauty or to vote in person at the Annual Meeting.

Beneficial Owner — If your shares are held in a brokerage account or by another nominee, you are considered the Beneficial Owner of shares held in street name, and the Notice was forwarded to you from your broker, trustee or nominee. As a Beneficial Owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Annual Meeting. Since a Beneficial Owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing how to vote your shares. If you do not provide specific voting instructions to your broker by May 27, 2018 (10 days before the Annual Meeting), your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. The election of directors (Proposal 1) and the advisory vote on executive compensation (Proposal 3) are considered non-discretionary items, while the ratification of the appointment of our independent registered public accounting firm (Proposal 2) is considered a discretionary item. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

8.	Q:	Voting — Who can vote and how do I vote?
A:
Only holders of our common stock at the close of business on April 9, 2018 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 9, 2018, we had outstanding and entitled to vote 60,512,033 shares of common stock. Each holder of our common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the internet by following the instructions provided in the Notice, or if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the internet by following the instructions provided in the Notice, or if you requested to receive printed proxy materials, you can also vote by mail or telephone by following the voting instructions provided to you by your broker, bank, trustee or nominee.

If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted will be superseded by the vote that you cast at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the Record Holder a legal proxy issued in your name.
9.	Q:	Revocation of Proxy — May I change my vote after I return my proxy?
A:
Yes. Even after you have submitted your proxy/vote, you may revoke or change your vote at any time before the proxy is exercised by (i) the timely delivery of a valid, later-dated proxy, timely written notice of revocation with our Corporate Secretary at our principal executive offices at 1000 Remington Blvd., Suite 120, Bolingbrook, IL 60440; or (ii) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.
10.	Q:	Quorum — What constitutes a quorum?
A:
Presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the common stock outstanding on April 9, 2018 will constitute a quorum, permitting the Annual Meeting to proceed and business to be conducted. As of April 9, 2018, 60,512,033 shares of common stock were outstanding. Thus, the presence, in person or by proxy, of the holders of common stock representing at least 30,256,017 shares will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.
11.	Q:	Voting Results — Where can I find the voting results of the Annual Meeting?
	A:	We will publish final voting results in a Current Report on Form 8-K that will be filed with the SEC within four business days of the Annual Meeting.

12.	Q:	Solicitation — Who will pay the costs of soliciting these proxies?
A:
We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and distribution of this Proxy Statement and any additional information furnished to stockholders. If you choose to access the proxy materials and/or vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of common stock beneficially owned by others to forward to such Beneficial Owners. We may reimburse persons representing Beneficial Owners of common stock for their reasonable costs of forwarding solicitation materials to such Beneficial Owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers or other regular employees for such services.
13.	Q:	Additional Matters at the Annual Meeting — What happens if additional matters are presented at the Annual Meeting?
A:
Other than the three proposals described in this Proxy Statement, we are not aware of any other properly submitted business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Mary N. Dillon, our Chief Executive Officer, and Jodi J. Caro, our General Counsel, Chief Compliance Officer and Corporate Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.
14.	Q:	Stockholder Proposals — What is the deadline to propose actions for consideration at next year's Annual Meeting of Stockholders, or to nominate individuals to serve as directors?
A:
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the deadline for submitting a stockholder proposal for inclusion in our proxy materials for our 2019 Annual Meeting of Stockholders is December 26, 2018. Under our Bylaws, stockholders who wish to bring matters or propose director nominees at our 2019 Annual Meeting of Stockholders must provide specified information to us no earlier than February 6, 2019 and no later than March 8, 2019. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. Proposals by stockholders must be mailed to our Corporate Secretary at our principal executive offices at 1000 Remington Blvd., Suite 120, Bolingbrook, IL 60440.
15.	Q:	Nomination of Directors — How do I submit a proposed director nominee to the Board of Directors for consideration?
A:
You may propose director nominees for consideration by the Board of Directors' nominating and corporate governance committee. Any such recommendation should include the nominee's name and qualifications for membership on the Board of Directors and should be directed to our Corporate Secretary at the address of our principal executive offices set forth above. Such recommendation should disclose all relationships that could give rise to a lack of independence and also contain a statement signed by the nominee acknowledging that he or she will owe a fiduciary obligation to Ulta Beauty and our stockholders. The section titled "Corporate Governance and the Board of Directors" below provides additional information on the nomination process. In addition, please review our Bylaws in connection with nominating a director for election at our Annual Meeting of Stockholders.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

CORPORATE GOVERNANCE

Over the course of Ulta Beauty's history, the Board of Directors has developed corporate governance policies, practices and guidelines consistent with its duties of good faith, due care and loyalty to help fulfill its responsibilities to our stockholders.

Board Leadership Structure

The Ulta Beauty Corporate Governance Guidelines (the "Corporate Governance Guidelines") provide that the offices of the Chief Executive Officer and the Chairperson of the Board of Directors may be either combined or separated at the discretion of the Board of Directors (sometimes referred to as the "Board"). We currently separate the roles of Chief Executive Officer and Chairperson of the Board. Our Board is led by an independent, non-executive Chairperson. We believe that this leadership structure enhances the accountability of the Chief Executive Officer to the Board, strengthens the Board's independence from management and ensures a greater role for the independent directors in the oversight of the Company. In addition, separating these roles allows our Chief Executive Officer to focus her efforts on running our business and managing our Company in the best interests of our stockholders, while the Chairperson provides guidance to the Chief Executive Officer and, in consultation with management, helps to set the agenda for Board meetings and establishes priorities and procedures for the work of the full Board. The Chairperson presides over meetings of the full Board as well as executive sessions (without management), which the Board generally holds several times a year, both telephonically and in conjunction with each in-person meeting of the full Board.

Our Corporate Governance Guidelines also provide that the independent directors will select a lead director when the Chairperson does not qualify as an independent director (which is not the situation currently since the Chairperson qualifies as an independent director). In the event that the independent directors make such a determination, a majority of the independent directors will appoint a lead director. In the event that a lead director is designated, his or her duties would include: assisting the Chairperson of the Board and Board of Directors in assuring compliance with and implementation of the Company's Corporate Governance Guidelines, coordinating the agenda for and moderating sessions of the Board's non-management directors and facilitating communications between the non-management directors and the other members of the Board and the management of the Company. The Company currently has eleven independent directors and to date they have not determined that the Board of Directors should have a lead director in addition to our independent Chairperson.

The Board believes that the current Board leadership structure is in the best interests of the Company and its stockholders at this time. The Board recognizes that no single leadership model is right for all companies and at all times and that, depending on the circumstances, other leadership models, such as combining the Chairperson and Chief Executive Officer roles, might be appropriate. Accordingly, the Board periodically reviews its leadership structure. Our Corporate Governance Guidelines provide the flexibility for the Board to modify or continue its leadership structure in the future, as it deems appropriate.

Independence

Board member independence is an essential element of Ulta Beauty corporate governance. The Board of Directors has determined that each of the current non-employee directors and each nominee for director is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to Ulta Beauty. Mary N. Dillon, Chief Executive Officer, is currently the sole member of the Board of Directors who is not independent due to her executive position with Ulta Beauty. Each member of the nominating and corporate governance committee, compensation committee and audit committee satisfies the current independence requirements of The NASDAQ Stock Market ("NASDAQ") and the SEC.

Board of Directors Meetings and Committees

During the fiscal year ended February 3, 2018 ("fiscal year 2017" or "fiscal 2017"), the Board of Directors held six meetings. During fiscal year 2017, all directors attended 100 percent of the aggregate meetings of the Board of Directors and of the committees on which he or she served that were held during the period for which he or she was a director or committee member, respectively. Commencing with our 2015 Annual Meeting of Stockholders, Mr. Philippin became our Non-Executive Chairman and typically presides over meetings of the full Board as well as executive sessions. The Board of Directors has an audit committee, a nominating and corporate governance committee and a compensation committee. Directors are invited and expected to attend the Annual Meeting of Stockholders, and all of our directors then in office attended our 2017 Annual Meeting of Stockholders.

Committee Composition: Unless otherwise noted, the following table provides the composition of each of our committees as of February 3, 2018:

Director	Audit Committee (1)	Nominating and Corporate Governance Committee (2)	Compensation Committee (3)

Charles J. Philippin*

Sally E. Blount

Michelle L. Collins	✓	†

Mary N. Dillon

Robert F. DiRomualdo	†

Dennis K. Eck		✓	✓

Catherine A. Halligan		✓	†

Charles Heilbronn		✓	✓

Michael R. MacDonald	✓		✓

George R. Mrkonic	✓

Lorna E. Nagler		✓	✓

Vanessa A. Wittman	✓

(1)
Additional information regarding the audit committee can be found starting on page 23.
(2)
Additional information regarding the nominating and corporate governance committee can be found starting on page 7.
(3)
Additional information regarding the compensation committee can be found starting on page 26.
*
Non-Executive Chairperson of the Board.
†
Committee Chairperson.

Board Role in Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. Management is responsible for the Company's day-to-day risk management activities and processes, and our Board's role is to engage in informed oversight of and provide direction with respect to such risk management activities and processes. The Board recognizes that a fundamental part of risk management is not only understanding the risks our Company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for our Company. As such, the Board focuses on understanding the nature of our enterprise risks, including operational, financial, legal and regulatory, cybersecurity, strategic and reputational risks, as well as the adequacy of our risk assessment and risk management processes. To facilitate such an understanding, the Board and its committees receive management updates on our business operations, financial results and strategy, and the Board discusses and provides direction with respect to risks related to those topics.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. The audit committee oversees risks associated with financial accounting and audits, as well as internal control over financial reporting. The audit committee assists the Board in its oversight by discussing with management the Company's risk assessment and management policies, the Company's significant financial risk exposures and the actions taken by management to limit, monitor or control such exposures. The compensation committee oversees risks relating to the Company's compensation policies and practices. In setting compensation, the compensation committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company's business strategy. The compensation committee also oversees risks relating to the Company's management development and leadership succession. The nominating and corporate governance committee oversees the implementation of the Company's Code of Business Conduct and monitors compliance therewith.

Director Age Limit

Our Corporate Governance Guidelines provide that any director who reaches the age of 75 years in his or her first year of his or her three-year term will not be eligible to stand for election unless the nominating and corporate governance committee, after evaluation of the continued appropriateness of Board membership in light of all of the circumstances, decides to recommend to the Board that an exception be made. In addition, any director who reaches the age of 75 years in his or her second or third year of his or her three-year term will, promptly following such director's 75th birthday, submit to the Board his or her resignation from the Board. In this situation, the nominating and corporate governance committee will consider the resignation submitted, evaluate the continued appropriateness of Board membership in light of all of the circumstances and recommend to the Board whether to accept such director's resignation or request that the director continue to serve. If such resignation is accepted by the Board, it will be effective at the next Annual Meeting following the resignation.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee acts under a written charter that is reviewed regularly and that was approved by the Board of Directors and has been published under "Corporate Governance" in the Investor Relations section of the Ulta Beauty website at http://ir.ultabeauty.com. The primary responsibility of the nominating and corporate governance committee is to recommend to the Board of Directors candidates for nomination as directors and membership on committees of the Board. The committee reviews the performance and independence of each director, and in appropriate circumstances, may recommend the removal of a director. The committee oversees the evaluation of the Board of Directors and the committees of the Board and makes recommendations to improve performance. The committee also recommends to the Board of Directors policies with respect to corporate governance. During fiscal year 2017, the nominating and corporate governance committee was composed of the following independent directors: Ms. Collins, Mr. Eck, Ms. Halligan, Mr. Heilbronn and Ms. Nagler. Ms. Collins serves as the current Chairperson of the committee. The Board of Directors has determined that each committee member qualifies as a "non-employee director" under rules and regulations of the SEC, as well as the independence requirements of NASDAQ. The nominating and corporate governance committee met six times during fiscal year 2017.

Nominating and Corporate Governance Committee Charter

The nominating and corporate governance committee charter identifies the roles and responsibilities that govern the nominating and corporate governance committee, such as:

  •
  identifying and evaluating qualified candidates to become Board members;

  •
  selecting nominees for election as directors at the next Annual Meeting of stockholders (or special meeting of stockholders at which directors are to be elected);

  •
  selecting candidates to fill any vacancies on the Board;

  •
  reviewing the composition of the committees of the Board and making recommendations to the Board regarding the selection of the members of the committees;

  •
  overseeing the implementation of and monitoring compliance with Ulta Beauty's Code of Business Conduct (other than with respect to accounting or auditing issues, as more fully set forth in the audit committee charter);

  •
  overseeing the evaluation of the Board and the committees of the Board; and

  •
  periodically reviewing the Company's Corporate Governance Guidelines and other governance policies.

Nomination Process — Qualifications

The nominating and corporate governance committee is responsible for reviewing the appropriate skills and characteristics required of directors in the context of prevailing business conditions and, in its nominating committee capacity, for making recommendations regarding the size, composition and desired complementary skill sets of the Board of Directors. The objective of the nominating and corporate governance committee is to create and sustain a Board of Directors that brings to Ulta Beauty a variety of perspectives and skills derived from high-quality business and professional experience. Pursuant to its charter, the nominating and corporate governance committee annually assesses the experience, expertise, capabilities, skills and diversity of the members of the Board, individually and collectively, and considers these factors when evaluating director candidates. In this regard, both the Board and the nominating and corporate governance committee believe that it is essential for Board members to represent diverse viewpoints based upon differences in professional experience, education, skill and other individual qualities and attributes that contribute to an active, effective Board. Although there are no specific minimum qualifications that a director candidate must possess, the nominating and corporate governance committee recommends those candidates who possess the highest personal and professional integrity, have prior experience in corporate management and the industry, maintain academic or operational expertise in an area of our business and demonstrate practical and mature business judgment.

We will consider all stockholder recommendations for candidates for the Board of Directors and, to date, we have not received any director nominees from a stockholder. Stockholders who want to suggest a candidate for consideration should send a written notice, addressed to the Corporate Secretary, to our principal executive offices at 1000 Remington Blvd., Suite 120, Bolingbrook, IL 60440. Further details about the nomination process may be found in the answer to Question 15 above entitled "Nomination of Directors — How do I submit a proposed director nominee to the Board of Directors for consideration?"

This notice must include the following information for each candidate the stockholder proposes to nominate: (i) name, age, business address and residence address, (ii) principal occupation or employment, (iii) class and number of shares of capital stock beneficially owned by such candidate and (iv) any other information relating to the candidate that is required to be disclosed in solicitations for proxies for the election of directors pursuant to applicable SEC rules. In addition, the stockholder giving such notice must include his or her (i) name and record address and (ii) the class and number of shares such stockholder beneficially owns.

We have engaged the services of search firms to provide us with candidates, especially when we are looking for a candidate with a particular expertise, quality, skill or background. We also consider potential director candidates recommended by current directors, officers, employees and others. The nominating and corporate governance committee screens all potential candidates in the same manner, regardless of the source of the recommendation. Our review is typically based on any written materials provided with respect to potential candidates, and we review such materials to determine the qualifications, experience and background of the candidates. Final candidates are typically interviewed by members of the committee and other members of the Board, as appropriate. In making its determinations, the committee evaluates each individual in the context of our Board of Directors as a whole with the objective of assembling a group that can best perpetuate the success of our Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the committee makes a recommendation to the full Board of Directors regarding who should be nominated by the Board of Directors.

Code of Business Conduct

All Ulta Beauty employees, officers and members of the Board of Directors must act ethically at all times and in accordance with the policies comprising the Ulta Beauty Code of Business Conduct. All corporate employees, officers and members of the Board of Directors have signed a certificate acknowledging that they have read, understand and will continue to comply with the policy, and all corporate employees and officers are required to read and acknowledge this policy on an annual basis. Ulta Beauty includes the Code of Business Conduct in new hire materials for all corporate employees. The policy is published and any amendments or waivers thereto will be published under "Corporate Governance" in the Investor Relations section of the Ulta Beauty website located at http://ir.ultabeauty.com.

Corporate Governance Guidelines

Our Board of Directors adopted the Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities. The Corporate Governance Guidelines have been published under "Corporate Governance" in the Investor Relations section of the Ulta Beauty website located at http://ir.ultabeauty.com.

Director Ownership Guidelines

Our Board of Directors has adopted share ownership guidelines that apply to all of our non-executive directors. Pursuant to these guidelines, each non-executive director should hold shares of our common stock, restricted stock, restricted stock units, stock options and/or stock appreciation rights with a value equal to five times the annual cash retainer paid to non-executive directors by the fifth anniversary of the date the guidelines became effective for each director.

Stockholder Communication

Any stockholder is free to communicate in writing with the Board of Directors on matters pertaining to Ulta Beauty by addressing their comments to the Board of Directors, c/o General Counsel, Ulta Beauty, Inc., 1000 Remington Blvd., Suite 120, Bolingbrook, IL 60440, or by e-mail at InvestorRelations@ulta.com. Our General Counsel will review all correspondence addressed to our Board of Directors, or any individual director, for any inappropriate correspondence and correspondence more suitably directed to management. Our General Counsel will forward appropriate stockholder communications to our Board of Directors prior to the next regularly scheduled meeting of our Board of Directors following the receipt of such communication. Our General Counsel will summarize all correspondence not forwarded to our Board of Directors and make the correspondence available to our Board of Directors for its review upon our Board's request.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that our Board of Directors be divided into three classes, designated Class I, Class II and Class III, with each class consisting, as nearly as possible, of one-third of the total number of directors. Each class serves a three-year term with one class being elected at each year's Annual Meeting of stockholders. Vacancies on our Board of Directors may be filled by persons elected by a majority of the remaining directors. A director elected by our Board of Directors to fill a vacancy, including a vacancy created by an increase in size of our Board of Directors, will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until that director's successor is elected and qualified.

The Board of Directors is presently composed of twelve members, eleven of whom are non-employee, independent directors. Each director was elected to the Board of Directors to serve until a successor is duly elected and qualified or until his or her death, resignation or removal. Mr. DiRomualdo, Ms. Halligan, Mr. Mrkonic and Ms. Nagler are the Class II Directors whose terms expire in 2018 and are nominees for re-election. If elected at the Annual Meeting, Mr. DiRomualdo, Ms. Halligan, Mr. Mrkonic and Ms. Nagler would serve until the 2021 Annual Meeting of Stockholders and until their successors are elected and qualified or until their death, resignation or removal. Ms. Blount is a Class III Director who is standing for election by the stockholders at the Annual Meeting for the first time. Ms. Blount was initially appointed as a Class III Director by our Board as of December 6, 2017. Ms. Collins, Mr. Eck, Mr. Philippin and Ms. Wittman are the Class I Directors whose terms expire in 2020. Ms. Dillon and Messrs. Heilbronn and MacDonald are Class III Directors whose terms expire in 2019.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the nominees for election. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether the nominees have been elected.

Set forth below is biographical information for each Class II nominee for election for a three-year term expiring at the 2021 Annual Meeting:

Name	Age as of 4/25/18	Positions with Us / Principal Occupations / Business Experience	Director Since

Robert F. DiRomualdo	73	Mr. DiRomualdo is Chairperson and Chief Executive Officer of Naples Ventures, LLC, a private investment company that he formed in 2002. Prior to 2002, Mr. DiRomualdo served in various roles at Borders Group, Inc. and its predecessor companies, including as Chairperson of the Board and Chief Executive Officer. Prior to 1989, he also served as President and Chief Executive Officer of Hickory Farms. Mr. DiRomualdo currently serves as a Director of 4R Systems and was previously a director of Gordon Brothers Group, where he served on the audit committee, Securus, Inc. and Bill Me Later, Inc., where he served as Chairperson of the compensation committee and as a member of the audit committee.	2004

		Mr. DiRomualdo's qualifications for the Board include his ability to provide the insight and perspectives of an experienced Chairperson and Chief Executive Officer of a major retail company, during which time he was instrumental in the development and implementation of a growth strategy that led to the company's expansion into major domestic and international markets. He also oversaw a public stock offering and listing on the New York Stock Exchange by Borders Group as well as its inclusion into the Fortune 500. Due to his experience supervising the principal financial officer of Borders Group as well as his previous committee experience, Mr. DiRomualdo provides valuable insight as the Chairperson of our audit committee.

Catherine A. Halligan	54	Ms. Halligan serves as an Advisor/Consultant to Chanel Parfums Beaute since January 2014 and Narvar Inc. since February 2013 and previously served as an Advisor from January to April 2012 and Senior Vice President, Sales & Marketing from July 2010 to December 2011 of PowerReviews Inc. Prior to joining PowerReviews Inc., Ms. Halligan held several executive level positions with prominent retailers. From 2005 to 2010, Ms. Halligan served in various executive positions with Walmart, including Chief Marketing Officer of Walmart.com from 2007 to 2009 and Vice President Market Development, Global eCommerce of Walmart.com from 2009 to 2010. From 2000 to 2005, Ms. Halligan served as	2012

Name	Age as of 4/25/18	Positions with Us / Principal Occupations / Business Experience	Director Since

		an associate partner at Prophet, a global strategy consultancy. From 1996 to 1999, Ms. Halligan held retail management positions with Williams Sonoma Inc., including Vice President and General Manager, Internet and Vice President, Marketing. Ms. Halligan also has previous retail experience with Blue Nile, Inc. and the Gymboree Corporation. Ms. Halligan began her career as a Marketing and Planning analyst for Lands' End from 1987 to 1991. Ms. Halligan has served as a member of the board of directors of FLIR Systems, Inc. since March 2014, including as a member of its audit committee.

		With over 20 years of experience in marketing, digital and e-commerce within the retail industry, Ms. Halligan provides valuable insight and expertise on strategic marketing issues, Digital technology and omnichannel business capabilities. In addition, Ms. Halligan's business experience with large retail companies makes her a valued member of our nominating and corporate governance committee and Chairperson of our compensation committee.

George R. Mrkonic	65	Mr. Mrkonic is the Non-Executive Chairman of Maru Group, a UK and North America-based market research company unifying deep sector expertise with cloud-based customer insight communities. He is also the retired Non-Executive Chairman of Paperchase Products Limited, London, UK, a retailer of cards, stationery, wraps and gifts. He is also the retired President and Vice Chairman of Borders Group, Inc. having served as Director from 1994 to 2004, Vice Chairman from 1994 to 2002 and President from 1994 to 1997. Mr. Mrkonic began his retail career in 1978 and has led several retail companies including Herman's Sporting Goods, Eyelab, Kmart's Specialty Retailing Group and Borders. In addition to being Non-Executive Chairman of Maru and a member of its audit committee, he serves as a director and member of the compensation committee of Brinker International (NYSE) and the audit and compensation committees of AutoZone, Inc. (NYSE). In the last five years he has also served on the board of directors of Syntel and Pacific Sunwear.	2015

Name	Age as of 4/25/18	Positions with Us / Principal Occupations / Business Experience	Director Since

		Mr. Mrkonic's more than 30 years of experience in the retail industry as well as his knowledge and skills as a senior executive and director of large public companies brings to our Board and audit committee a broad understanding of the complex strategic, governance and financial issues facing large public companies in the current economic environment.

Lorna E. Nagler	61	Ms. Nagler was President of Bealls Department Stores, Inc. from January 2011 to January 2016. She served as President, Chief Executive Officer and director of Christopher & Banks Corporation, a specialty retailer of women's clothing, from August 2007 to October 2010. From 2004 to 2007, Ms. Nagler was President of Lane Bryant, a division of Charming Shoppes, Inc., a women's apparel company. From 2002 to 2004, she was President of Catherines Stores, also a division of Charming Shoppes, Inc. From 1996 to 2002, Ms. Nagler held various retail management positions with Kmart Corporation, including Senior Vice President, General Merchandise Manager of Apparel and Jewelry, Divisional Vice President and General Merchandise Manager of Kids and Menswear. From 1994 to 1996, Ms. Nagler was a Vice President, Divisional Merchandise Manager for Kids "R" Us. Ms. Nagler also has previous retail experience with Montgomery Ward and Main Street Department Stores.	2009

		With years of experience as a senior-level executive in a wide variety of retail companies, including as the President and Chief Executive Officer of a public retail company, Ms. Nagler provides considerable expertise on strategic, management and operational issues facing a multi-state retailer. Running a public company gave Ms. Nagler front-line exposure to many of the issues facing public retail companies, particularly on the operational, financial and corporate governance fronts. The Board also benefits from Ms. Nagler's extensive experience in the retail industry and the informed perspectives such experience facilitates. Additionally, her past role as President and Chief Executive Officer positions her well to serve as a member of our compensation committee and nominating and corporate governance committee.

Set forth below is biographical information for the Class III nominee for election for a term expiring at the 2019 Annual Meeting:

Name	Age as of 4/25/18	Positions with Us / Principal Occupations / Business Experience	Director Since

Sally E. Blount	56	Ms. Blount was named Dean of the Kellogg School in 2010. She previously was an educator at the undergraduate, MBA, doctoral and executive levels at the Stern School of Business at New York University and the Booth School of Business at the University of Chicago. Early in her career, she served as Director of Finance and Planning at Eva Maddox Associates and Associate Consultant at the Boston Consulting Group. Ms. Blount currently serves as a member of the Board of Directors of Abbott Laboratories and the Joyce Foundation. She also is a member of the advisory board for the Aspen Institute's Business and Society Program and the Archdiocese of Chicago Finance Council.	2017

		As Dean of the J.L. Kellogg Graduate School of Management at Northwestern University and as the Vice Dean and Dean of the undergraduate college of New York University's Leonard N. Stern School of Business, Ms. Blount provides our Board with expertise on business organization, governance and business management matters.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH ABOVE NAMED NOMINEE

 INFORMATION ABOUT OUR DIRECTORS CONTINUING IN OFFICE

Class I Directors continuing in office until the 2020 Annual Meeting:

Name	Age as of 4/25/18	Positions with Us / Principal Occupations / Business Experience	Director Since

Michelle L. Collins	58	Ms. Collins has been President of Cambium LLC, a business and financial advisory firm serving small and medium-sized business, since 2007. In 1997, Ms. Collins co-founded Svoboda Collins LLC, a private equity firm, where she served as Managing Director from 1998 to 2007. From 1992 to 1997, Ms. Collins was a principal at William Blair & Company, LLC, where she focused on specialty retail, catalog and distribution businesses in corporate finance. Ms. Collins served as a director of Integrys Energy Group, Inc. from May 2011 to June 2015 and as a member of its audit committee and Chairperson of its governance committee. Additionally, Ms. Collins has served as a director of PrivateBancorp, Inc. since November 2014 and since its acquisition in June 2017, has been a board member of the acquirer, CIBC, and currently serves on the risk management committee. Ms. Collins' prior public company director experience includes Molex, Inc. from 2003 to 2013, including as a member of its audit committee and nominating and corporate governance committee, and Bucyrus International, Inc. from 2009 to 2011, including as a member of its audit committee.	2014

		The Board benefits from Ms. Collins' extensive experience serving on both private and public company boards and her prior committee experience makes her a valued member of the Board and member of our audit and Chairperson of our nominating and corporate governance committees. Ms. Collins' experience evaluating, investing in, monitoring and exiting private equity investments as well as advising growth companies as an investment banker also enhances her value to the Company's Board.

Dennis K. Eck	74	Mr. Eck served as the Non-Executive Chairperson of our Board from October 2003 to June 2013 and as our Interim Chief Executive Officer from February 2013 to July 2013. From November 1997 to September 2001, Mr. Eck served as Chief Executive Officer and a director of Coles Myer LTD Australia, one of Australia's largest retailers. Prior to that, Mr. Eck served in various other executive roles with Coles Myer, from 1994 to 1997. Mr. Eck was previously a director of Securus, Inc.	2003

Name	Age as of 4/25/18	Positions with Us / Principal Occupations / Business Experience	Director Since

		The Board benefits from Mr. Eck's ability to provide the perspective of an experienced Chief Executive Officer based upon his leadership at a large international corporation with operations worldwide. Running a public company exposed Mr. Eck to many of the issues facing public companies, including on the operational, financial and corporate governance fronts. His years of executive and managerial experience also enable him to bring demonstrated management ability at senior levels to the Board. Additionally, his experience leading complex retail organizations with large employee bases has given him expertise in executive compensation programs, making him a valued member of our compensation committee and nominating and corporate governance committee.

Charles J. Philippin	68	Mr. Philippin has served as the Non-Executive Chairperson of the Board since the 2014 Annual Meeting. Mr. Philippin currently serves as Chief Executive Officer of Sbarbs, LLC, a private food service company and was previously a principal of GarMark Advisors, LLC, a mezzanine investment fund, from 2002 until his retirement in February 2008. From 2000 to 2002, Mr. Philippin served as Chief Executive Officer of Online Retail Partners. From 1994 to 2000, Mr. Philippin was a member of the Management Committee of Investcorp International Inc., a global investment group. Prior to 1994, Mr. Philippin was a partner of PricewaterhouseCoopers, where he served as National Director of Mergers & Acquisitions. Mr. Philippin served as a director and Chairperson of the audit committee of Alliance Laundry Systems through August 2015. Mr. Philippin also previously served as a director and Chairperson of the audit committee of CSK Auto, Inc.; as a director, audit committee member and compensation committee member of Competitive Technologies; as a director and audit committee member of Aquilex; and as a director of both Samsonite Corporation and Saks Fifth Avenue.	2008

Name	Age as of 4/25/18	Positions with Us / Principal Occupations / Business Experience	Director Since

		Mr. Philippin is a Certified Public Accountant and brings to the Board a wealth of experience dealing with and overseeing the implementation of accounting principles and financial reporting rules and regulations. With his extensive experience chairing public company audit committees and in various senior management positions in the financial services sector, Mr. Philippin provides relevant expertise on investment and financial matters. His accounting experience, together with his knowledge of financial reporting rules and regulations, makes him well-positioned to serve as the Chairperson of our Board.

Vanessa A. Wittman	51	Ms. Wittman was named the Chief Financial Officer of Oath, a Verizon subsidiary and the parent company of Yahoo, AOL, HuffPost and other brands, in January 2018. Prior to this she was Chief Financial Officer of Dropbox, Inc., a cloud based storage and collaboration company, from March 2015 to October 2016 and served as an advisor to Dropbox, Inc until April 2017. Ms. Wittman was the Senior Vice President and Chief Financial Officer of Motorola Mobility, a subsidiary of Google, from May 2012 through February 2015, after joining Google in March of 2012. From September 2008 to March 2012, she served as Executive Vice President and Chief Financial Officer of Marsh & McLennan Companies, Inc., a professional services company providing advice and solutions in the areas of risk, strategy and human capital. Prior to joining Marsh & McLennan, Ms. Wittman was Chief Financial Officer and Executive Vice President of Adelphia Communications Corp., a cable television company, from 2003 to 2007. Prior to Adelphia, Ms. Wittman served as Chief Financial Officer of 360networks, a wholesale provider of telecommunications services. Ms. Wittman has served as a director of Sirius XM Holdings Inc. since April 2011, including as a member of its audit committee.	2014

		Ms. Wittman's experience as Chief Financial Officer of various public companies provides the Board valuable insights relating to financial reporting rules and regulations and accounting principles. In addition, her experience as a director at several companies, including serving as audit committee Chairperson for a public company, makes her a valued member of the Board and of our audit committee.

Class III Directors continuing in office until the 2019 Annual Meeting:

Name	Age as of 4/25/18	Positions with Us / Principal Occupations / Business Experience	Director Since

Mary N. Dillon	56	Ms. Dillon has been our Chief Executive Officer since July 2013. Prior to joining Ulta Beauty, she served as President and Chief Executive Officer and member of the board of directors of United States Cellular Corporation ("U.S. Cellular"), a provider of wireless telecommunication services, beginning in June 2010. Prior to joining U.S. Cellular, Ms. Dillon served as Global Chief Marketing Officer and Executive Vice President of McDonald's Corporation from 2005 to 2010, where she led it's worldwide marketing efforts and global brand strategy. Prior to joining McDonald's, Ms. Dillon held several positions of increasing responsibility at PepsiCo Corporation, including as President of the Quaker Foods division from 2004 to 2005 and as Vice President of Marketing for Gatorade and Quaker Foods from 2002 to 2004. Ms. Dillon served as a director of Target Corporation from 2007 to 2013 and as a member of its compensation committee from 2009 to 2013. Ms. Dillon joined the Board of Directors of Starbucks in January 2016 and serves on its compensation and management development committee.	2013

		As the Chief Executive Officer of the Company, Ms. Dillon is able to provide the Board with valuable insight regarding the Company's operations, its management team and associates as a result of her day-to-day involvement in the operations of the business. Additionally, the Board benefits from Ms. Dillon's demonstrated leadership skills and the extensive senior management and executive operational experience she has acquired in various businesses across the retail industry. With more than 30 years of experience in consumer-driven businesses, Ms. Dillon lends her extensive operational and marketing expertise to the Board, as well as her insights into the management of complex organizations, and she contributes an understanding of operational and marketing strategy in today's challenging environment.

Name	Age as of 4/25/18	Positions with Us / Principal Occupations / Business Experience	Director Since

Charles Heilbronn	63	Mr. Heilbronn has been Executive Vice President and Secretary since 1998 of Chanel, Inc., a privately-held luxury goods company selling fragrances and cosmetics, women's clothing, shoes and accessories, leather goods, fine jewelry, and watches. Mr. Heilbronn is currently a Director of Chanel, Inc., Mousseluxe SARL, and various of their affiliates in the U.S. and worldwide.	1995

		Mr. Heilbronn has more than 30 years of experience at one of the world's leading luxury goods companies and brings a broad domestic and international perspective to issues considered by the Board. His business background and industry experience enable him to provide substantial expertise on relevant business matters and in the governance of publicly held corporations as a member of our compensation committee and nominating and corporate governance committee.

Michael R. MacDonald	66	Mr. MacDonald served as the President and Chief Executive Officer and member of the Board of Directors of DSW Inc. from April 2009 through December 2015. Prior to joining DSW Inc., Mr. MacDonald served as Chairperson and Chief Executive Officer of Shopko Stores, a retail company, from May 2006 to March 2009. Prior to that time, Mr. MacDonald held executive positions at Saks Incorporated from 1998 to 2006, including as Chairperson and Chief Executive Officer of the Northern Department Stores Group for six years. Prior to serving in that capacity, Mr. MacDonald held executive positions at Carson Pirie Scott, including the position of Chairperson and Chief Executive Officer.	2012

		The Board benefits from Mr. MacDonald's experience serving as a director for a public company board and his prior experience makes him a valued member of the Board and member of our compensation committee. With more than 30 years of business experience in all phases of retail, including managing merchandising, marketing, stores, operations and finance functions, Mr. MacDonald brings strong leadership abilities and in-depth retail knowledge to our Board.

NON-EXECUTIVE DIRECTOR COMPENSATION FOR FISCAL 2017

We strive to promote an ownership mentality among our key leadership and Board of Directors. As such, the Company utilizes equity compensation to encourage our directors to maintain a stock ownership investment in the Company under appropriate circumstances. As a result, an annual equity retainer totaling $125,000 is granted to each non-employee director in the form of restricted stock units valued based on the share price of our common stock on the date of grant. During fiscal year 2017, each non-employee director, other than Ms. Blount, received a grant of 408 restricted stock units that will vest on June 1, 2018. Ms. Blount received a grant of 272 restricted stock units in fiscal year 2017, pro-rated based on her appointment date to our Board that will vest on December 6, 2018. Ms. Nagler and Mr. Philippin were granted options upon joining our Board, all of which are currently vested and exercisable.

In addition, each non-employee director is paid an annual cash retainer and the Non-Executive Chairperson and each committee Chairperson receive an additional cash retainer for serving in those roles. Cash payments are paid pro-rata in quarterly installments made at the end of each fiscal quarter. The following table provides information on the annual cash retainer amounts:

Role	Cash Retainer ($)
Non-Employee Director	105,000
Non-Executive Chairperson	125,000
Audit Committee Chairperson	25,000
Compensation Committee Chairperson	20,000
Nominating and Corporate Governance Committee Chairperson	15,000

The following table provides information related to the compensation of our non-employee directors earned for fiscal 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)(2) ($)	Total ($)
Charles J. Philippin	230,000	125,142	355,142
Sally E. Blount (3)	15,804	60,694	76,498
Michelle L. Collins	120,000	125,142	245,142
Robert F. DiRomualdo	130,000	125,142	255,142
Dennis K. Eck	105,000	125,142	230,142
Catherine A. Halligan	125,000	125,142	250,142
Charles Heilbronn	105,000	125,142	230,142
Michael R. MacDonald	105,000	125,142	230,142
George R. Mrkonic	105,000	125,142	230,142
Lorna E. Nagler	105,000	125,142	230,142
Vanessa A. Wittman	105,000	125,142	230,142

(1)
Amounts shown represent the grant date fair value as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation ("FASB Topic 718"). For a discussion of the assumptions made in the valuation reflected in this column, see Note 10 to the Consolidated Financial Statements for fiscal 2017 contained in our Annual Report on Form 10-K filed on April 3, 2018.

(2)
The grant date fair value of the restricted stock units awarded to each director in fiscal year 2017, other than Ms. Blount, was based on a fair value of $306.72 per share on June 1, 2017. The grant date fair value of the restricted stock units awarded to Ms. Blount in fiscal 2017 was based on a fair value of $223.14 per share on December 6, 2017.
(3)
Ms. Blount was appointed to the Board of Directors effective December 6, 2017 and her compensation as a non-employee director in fiscal 2017 was pro-rated in accordance with her service period.

The following table sets forth the outstanding options and restricted stock units held by our non-employee directors as of February 3, 2018:

Name	Options (#)	Restricted Stock Units (#)
Charles J. Philippin	50,000	408
Sally E. Blount	—	272
Michelle L. Collins	—	408
Robert F. DiRomualdo	—	408
Dennis K. Eck	—	408
Catherine A. Halligan	—	408
Charles Heilbronn	—	408
Michael R. MacDonald	—	408
George R. Mrkonic	—	408
Lorna E. Nagler	33,333	408
Vanessa A. Wittman	—	408

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AND AUDIT COMMITTEE

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2018, ending February 2, 2019. Services provided to Ulta Beauty by Ernst & Young LLP in fiscal year 2017 are described under "Fees to Independent Registered Public Accounting Firm" below. Additional information regarding the audit committee is provided on page 23. Ernst & Young LLP has audited the financial statements of Ulta Beauty since 1997. Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Ulta Beauty and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this proposal has been ratified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL TWO

 FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the aggregate fees billed by Ernst & Young LLP for professional services rendered for fiscal years 2017 and 2016:

	2017	2016
Audit Fees (1)	$1,458,000	$1,402,000
Audit-Related Fees	—	—
Tax Fees (2)	190,000	934,000
All Other Fees (3)	1,995	1,995

Total	$1,649,995	$2,337,995

(1)
Represents fees and expenses billed for professional services rendered for audits of our annual financial statements, including reviews of the financial statements included in our quarterly reports on Form 10-Q.
(2)
Represents fees and expenses for tax-related services; primarily for tax consulting and tax planning.
(3)
Represents fees relating to online research software.

The audit committee has approved all professional fees paid to Ernst & Young LLP.

The audit committee has established procedures for the pre-approval of all audit and permitted non-audit-related services provided by our independent registered public accounting firm. The procedures include, in part, that: (i) the audit committee, on an annual basis, shall pre-approve the independent registered public accounting firm's engagement letter/annual service plan; (ii) the audit committee must pre-approve any permitted service not included in the annual service plan; (iii) the audit committee Chairperson has the ability to pre-approve any permitted service up to a pre-determined amount between regularly scheduled meetings, as applicable, and a report of such services and related fees are to be disclosed to the full audit committee at the next scheduled meeting; and (iv) the audit committee will review a summary of the services provided and the fees paid on an annual basis.

AUDIT COMMITTEE

The audit committee provides assistance to the Board of Directors in fulfilling its responsibility to our stockholders, potential stockholders, the investment community and other stakeholders relating to the Company's accounting and financial reporting process and the audits of the Company's financial statements. Specifically, the audit committee assists the Board of Directors in monitoring the integrity of our financial statements, our independent registered public accounting firm's qualifications and independence, the performance of our internal audit function and independent registered public accounting firm, our compliance with legal and regulatory requirements and our policies with respect to risk assessment and risk management. The audit committee annually evaluates its own performance and reports its findings and action plans to the Board. The audit committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent registered public accounting firm, and our independent registered public accounting firm reports directly to the audit committee.

During fiscal year 2017, the audit committee was composed of the following independent directors: Ms. Collins, Messrs. DiRomualdo, MacDonald and Mrkonic and Ms. Wittman. Mr. DiRomualdo serves as the current Chairperson of the audit committee. Each of Messrs. DiRomualdo, MacDonald and Mrkonic and Ms. Collins and Ms. Wittman have been designated by the Board of Directors as an

"audit committee financial expert" as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of each member's level of knowledge and experience based on a number of factors, including education and work, management and director experience. The Board of Directors has determined that each committee member qualifies as a "non-employee director" under SEC rules and regulations, as well as the independence requirements of NASDAQ. All members of our audit committee are financially literate and are independent, as independence is defined in Rule 5605(a)(2) of the NASDAQ listing standards and Section 10A(m)(3) of the Exchange Act. The audit committee met 11 times during fiscal year 2017, and its report is presented below. The audit committee acts under a written charter that was adopted by the Board of Directors and has been published under "Corporate Governance" in the Investor Relations section of the Ulta Beauty website located at http://ir.ultabeauty.com.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

The audit committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting process and practices of Ulta Beauty.

The audit committee oversees Ulta Beauty's financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Ulta Beauty has an Internal Audit Department that is actively involved in examining and evaluating Ulta Beauty's financial, operational and information systems activities and reports functionally to the audit committee and administratively to management. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the periodic reports, including the audited financial statements in our Annual Report on Form 10-K. This included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The audit committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of Ulta Beauty's accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including the Public Company Accounting Oversight Board Standard No. 1301, Communications with Audit Committees (AS 1301). In addition, the audit committee has discussed with the independent registered public accounting firm the firm's independence from management and Ulta Beauty, including the matters in the written disclosures and the Letter from the Independent Registered Public Accounting Firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm's communications with the audit committee concerning independence.

The audit committee discussed with Ulta Beauty's independent registered public accounting firm the overall scope and plans for their audit and developed a pre-approval process for all independent registered public accounting firm services. The audit committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of Ulta Beauty's internal and disclosure controls and the overall quality of Ulta Beauty's financial reporting. As noted, the audit committee held 11 meetings during fiscal year 2017.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in Ulta Beauty's Annual Report on Form 10-K for fiscal year 2017, ended February 3, 2018, for filing with the SEC. The audit committee has appointed Ernst & Young LLP to be Ulta Beauty's independent registered public accounting firm for fiscal year 2018, ending February 2, 2019.

Audit Committee of the Board of Directors
Robert F. DiRomualdo (Chairperson) Michelle L. Collins Michael R. MacDonald George R. Mrkonic Vanessa A. Wittman

1
This report is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference into any Ulta Beauty filing under the Securities Act of 1933 (as amended, the "Securities Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

COMPENSATION COMMITTEE

The compensation committee met seven times during fiscal year 2017, and its report is presented below. During fiscal year 2017, the compensation committee was composed of the following directors, all of whom satisfy the independence requirements of NASDAQ: Ms. Halligan, Messrs. Eck, Heilbronn and MacDonald and Ms. Nagler. Ms. Halligan serves as the current Chairperson of the compensation committee. The Board of Directors has determined that each current committee member qualifies as a "non-employee director" under the rules and regulations of the SEC. Due to Mr. Eck's service as Interim Chief Executive Officer during a portion of fiscal year 2013, he does not qualify as an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and therefore has not approved any compensation that is intended to be "qualified performance based compensation" within the meaning of Section 162(m) of the Code. The compensation committee acts under a written charter that was adopted by the Board of Directors and has been published under "Corporate Governance" in the Investor Relations section of the Ulta Beauty website located at http://ir.ultabeauty.com. Under this charter, the compensation committee is responsible for:

  •
  setting our compensation philosophy;

  •
  reviewing and approving the compensation for the Chief Executive Officer and her direct reports ("C-Level Officers");

  •
  reviewing and recommending to the Board the compensation for non-employee directors;

  •
  supervising compensation policies for all employees, including reviewing the compensation structure and procedures;

  •
  recommending to the Board the employment, appointment and removal of C-Level Officers in accordance with the Bylaws;

  •
  establishing, amending and terminating compensation and benefits plans and administering such plans; and

  •
  annually evaluating its own performance and reporting findings and action plans to the Board.

The compensation committee may under its charter delegate any of its responsibilities to a subcommittee, but only to the extent consistent with our Bylaws, Certificate of Incorporation, Section 162(m) of the Code and NASDAQ rules.

Compensation Consultant

During fiscal year 2017 the compensation committee engaged Pay Governance as its outside consultant to assist the compensation committee with executive compensation program design, to advise and consult with the committee on general compensation issues and to keep the committee apprised of regulatory, legislative and accounting developments and competitive practices related to executive compensation. In those capacities, Pay Governance was engaged directly by the compensation committee. Pay Governance is an independent executive compensation consulting firm and does not determine or recommend the exact amount or form of executive compensation for any executive officers. Pay Governance reports directly to the compensation committee, and a representative of Pay Governance, when requested, attends meetings of the committee, is available to participate in executive sessions and communicates directly with the Chairperson of the compensation committee or its members outside of meetings. The compensation committee has reviewed the nature of and extent of the relationship between the compensation committee, the Company and Pay Governance with respect to any potential conflicts of interest or similar concerns. Based on that review, the compensation committee believes that there are no conflicts of interest or potential conflicts of interest that would unduly influence Pay Governance's provision of advice that is independent of management to the compensation committee.

Compensation Risk

The Company reviewed its compensation plans, practices and policies and determined that it does not have any such plans, practices and policies that create risks that are reasonably likely to have a material adverse effect on the Company based on the following:

  •
  the Company's variable compensation programs are linked to specific performance goals set and approved by the compensation committee for executive officers and for other employees by supervisors consistent with the Company's compensation philosophy and business goals;

  •
  the performance periods for the pay programs are designed to match the period for which the employee has influence on the results and incorporate incentives of a longer term nature to tie the employee to the actual results;

  •
  payments under the incentives are capped;

  •
  payments are reviewed by the compensation committee, management, payroll and human resources, and subject to spot audits;

  •
  the mix between fixed and variable pay is balanced so as to neither discourage proper risk taking, nor encourage excessive risk taking; and

  •
  participants cannot approve their own performance goals, nor their own payouts.

Compensation Committee Interlocks and Insider Participation

During the 2017 fiscal year, none of the members of our compensation committee had at any time been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS2

The compensation committee has reviewed and discussed the following Compensation Discussion and Analysis ("CD&A") with management. Based on this review and discussion, the compensation committee recommended to the Board of Directors, and the Board of Directors approved, that the CD&A be included in Ulta Beauty's fiscal 2017 Annual Report on Form 10-K and this Proxy Statement.

Compensation Committee of the Board of Directors
Catherine A. Halligan (Chairperson) Dennis K. Eck Charles Heilbronn Michael R. MacDonald Lorna E. Nagler

2
This report is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference into any Ulta Beauty filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the Company's executive compensation program and explains how the Compensation Committee made compensation decisions for the following Named Executive Officers (the "NEOs") related to fiscal 2017:

Named Executive Officer	Title

Mary N. Dillon	Chief Executive Officer
Scott M. Settersten	Chief Financial Officer, Treasurer and Assistant Secretary
Jodi J. Caro	General Counsel, Chief Compliance Officer and Corporate Secretary
Jeffrey J. Childs	Chief Human Resources Officer
David C. Kimbell	Chief Merchandising and Marketing Officer

Executive Summary

Ulta Beauty's executive compensation programs are designed to be aligned with stockholder interests and are heavily weighted toward performance-based awards. The compensation program design provides for compensation, other than base salary, to be variable and based on actual performance results.

Fiscal year 2017 was a strong year for us. We:

  •
  increased net sales by 21.2% to $5.9 billion;

  •
  increased net income by 35.5% to $555.2 million;

  •
  increased income per diluted share by 37.4%;

  •
  opened 100 net new stores (representing a 10% increase in square footage) for a total of 1,074 stores in 48 states and the District of Columbia;

  •
  grew our e-commerce sales by 64.7%;

  •
  grew our loyalty card membership to approximately 28 million active members;

  •
  added significant new brands to our product offering; and

  •
  continued to invest in our supply chain and omni-channel capabilities.

Our five-year top line and bottom line performance, store growth and active loyalty memberships are shown below:

Please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K filed on April 3, 2018 for a more detailed description of our fiscal year 2017 financial results.

The alignment of performance and pay in fiscal 2017 reflects our compensation philosophy. Executive pay is delivered through a performance-based compensation program that provides the opportunity to earn meaningful compensation upon achievement of superior performance and limits earnings opportunity when results are not satisfactory. Annual incentive opportunity is directly tied to one quantifiable objective performance target: earnings before income taxes ("EBT"), adjusted for certain accounting charges and credits. The use of EBT is designed to enhance focus on profitable growth, which is a key indicator of our operating performance. No awards are paid under this program if a threshold level of earnings is not achieved. Based on our continued strong operating performance, we met our EBT target for 2017, resulting in a payout under our annual incentive plan of 100.71% of target.

Our long-term incentive program ("LTIP") is designed to focus on our long-range plan to drive long-term profitable growth. The LTIP includes non-qualified stock options with four-year vesting, performance-based restricted stock units ("PBSs") that are earned after a two-year performance period, based on achievement against multi-year revenue and EBT goals, and require a third year of time vesting, and time-based restricted stock units ("RSUs") with three-year cliff vesting.

At our 2017 Annual Meeting of Stockholders, 94.9% of stockholders indicated their approval of the compensation paid to our NEOs through the advisory vote to approve executive compensation ("say-on-pay"). The Compensation Committee believes that this vote affirms stockholder support of the Company's approach to executive compensation. The Compensation Committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for our NEOs. We regularly review and assess our compensation programs to ensure that they are aligned with our business strategies, and that the type and mix of short-term and long-term incentive vehicles used continue to align management with shareholders' interests and reward for high performance.

Philosophy

Our executive compensation philosophy is to provide compensation opportunities that attract, retain and motivate talented key executives. We accomplish this by:

  •
  evaluating the competitiveness and effectiveness of our compensation programs against other comparable businesses based on industry, size, and other relevant business factors;

  •
  linking annual incentive compensation to our performance on key measurable financial, operational and strategic goals that drive stockholder value;

  •
  focusing a significant portion of the executive's compensation on equity-based incentives to align interests closely with stockholders; and

  •
  managing pay for performance such that pay is clearly linked to business and individual performance.

Overview of 2017 Compensation

Our 2017 fiscal year compensation program generally consisted of a base salary, variable cash incentive, stock options, PBSs and RSUs. This mix of compensation is intended to ensure that total compensation reflects our overall intent to motivate executive officers to meet appropriate performance measures and to align management with shareholders' long-term interests.

Components of Compensation

The material components of our executive compensation program and their purposes and key characteristics are summarized in the following table:

The majority of target compensation we offer our NEOs is delivered in variable, performance-based elements.

As part of our continued emphasis on creating shareholder value, we utilize EBT as the single performance measure for the corporate annual incentive for all officers. This focus on a single performance objective reflects the Company's strong linkage between shareholder value creation and management incentives. Each fiscal year, the Compensation Committee approves the EBT target goal and the threshold and maximum performance against such goals at the beginning of the year. For 2017, the Compensation Committee approved adjustments to our actual EBT performance to take into account the unanticipated impact of two catastrophic hurricanes which adversely affected our business and one-time bonuses paid to hourly employees related to tax reform. Based on these adjustments, we achieved performance that was just over our target EBT goal resulting in bonuses for the NEOs payable at 100.71% of their target annual incentives.

We continue to use stock options, PBSs and RSUs as a means of providing long-term incentives for our NEOs. PBS awards are tied to the attainment of two separate two-year performance goals and require a third year of vesting.

The charts below show the percentage of our NEOs' 2017 target compensation.

The weighting of our long-term incentives more heavily to stock options and PBSs emphasizes long-term alignment with shareholder value, as the stock options will not have any value unless our share price rises and the PBSs will not vest unless the performance goals are met.

Executive Compensation Policies and Practices

The Compensation Committee and management seek to ensure that our executive compensation and benefits programs align with our core compensation philosophy. We maintain the following policies and practices that drive our NEOs compensation program:

What We Do	What We Don't Do

✓ Pay-for-Performance: Majority of pay is performance-based and not guaranteed	X No Excise Tax Gross-Ups: The Company does not provide any excise tax gross-up payments in connection with a change in control
✓ Multiple Performance Metrics and Time Horizon: Use multiple performance metrics focusing on top-line and bottom-line growth and multi-year vesting and measurement periods for long-term incentives	X No Repricing or Buyouts of Stock Options: The Company's equity plan prohibits repricing or buyouts of underwater stock options
✓ Annual Compensation Risk Review: Annually assess risk in compensation programs	X No Tax Gross-ups for Perquisites: The Company does not provide tax gross-ups to NEOs for the limited perquisites we provide
✓ Double-Trigger Change in Control Equity Vesting: Include "double-trigger" change in control provisions for equity awards

X

No Hedging, Derivatives, Pledging or Margin Accounts: NEOs are prohibited from engaging in derivatives and hedging transactions and from holding Company stock in a margin account or pledging Company stock as collateral

✓ Share Ownership Guidelines: NEOs must comply with share ownership requirements	X No Dividends on Unearned PBSs and RSUs: No dividends or dividend equivalents are paid on PBSs or RSUs until such PBSs and RSUs become vested and earned

✓

Clawback Policy: We maintain a robust clawback policy that provides for recovery of incentive compensation in the event of a financial restatement, other misconduct not involving financial restatements, and for breaches of non-compete and other restrictive covenants

X No Contracts: No contracts with multi-year guaranteed salary increases or non-performance bonus arrangements
✓ Challenging Performance Objectives: Set challenging performance objectives for Annual Incentive and LTIP

What We Do	What We Don't Do

✓

Use of Independent Consultant: The Compensation Committee has retained an independent compensation consultant that performs no other consulting services for the Company and has no conflicts of interest

✓ Limited Perquisites: Provide limited perquisites
✓ Peer Groups: Use appropriate peer groups when establishing compensation

2017 Executive Compensation

In determining executive compensation levels for our NEOs, the Compensation Committee considers:

  •
  nature and scope of role of each NEO;

  •
  internal pay positioning, taking into account each NEO's pay components and levels relative to other executives with respect to role, length of time the NEO has served in the NEO's current position, seniority and levels of responsibility;

  •
  accounting and tax impact of each element of compensation; and

  •
  competitive pay levels and practices for similar positions among identified data sets.

In considering NEO pay levels for fiscal year 2017, the Compensation Committee reviewed competitive pay levels among a peer group of retailers with revenues similar to Ulta Beauty, compensation survey data for similarly sized retail companies from the Willis Towers Watson 2016 CDB Retail / Wholesale Executive Compensation Survey Report, and compensation survey data for similarly sized general industry companies from the Willis Towers Watson 2016 CDB General Industry Executive Compensation Survey report.

Compensation decisions made in March 2017 were, in part, based on the pay levels and practices of the following peer group of 17 companies: Big Lots, Inc.; Cabela's Incorporated; Carter's, Inc.; Dick's Sporting Goods, Inc.; Dollar Tree, Inc.; DSW Inc.; Foot Locker, Inc.; GNC Holdings, Inc.; L Brands, Inc.; The Michaels Companies, Inc.; Michael Kors Holdings Limited; Ralph Lauren Corporation; Sally Beauty Holdings, Inc.; Signet Jewelers Limited; Tailored Brands, Inc. (previously known as The Men's Wearhouse); Tractor Supply Company; and Under Armour, Inc. The committee conducted a review prior to March 2017 of the peer group to ensure that the companies comprising the group remained appropriate from both a size and industry perspective. As a result of the review, no changes were made.

The determination of our NEOs' compensation, other than that of the Chief Executive Officer, was made based on the recommendation to the committee from the Chief Executive Officer and approved after deliberation by the Compensation Committee. This determination takes into account such factors as total compensation philosophy, individual performance, and the positioning of Ulta Beauty's executive total compensation levels relative to market.

The Compensation Committee does not rely solely on market data or peer group compensation data in making its individual compensation determinations, but rather the Compensation Committee also considers our Chief Executive Officer's input as to an executive's performance and internal pay equity among current executives and newly hired executives.

Compensation Components

Base Salary

Base salaries are reviewed annually and are set based on: competitiveness versus the external market, talent planning, internal merit increase budgets, individual and Company performance and internal equity considerations. The Compensation Committee and management discuss the economic and market conditions, which impact compensation decisions. After these thorough reviews, our Chief Executive Officer makes individual recommendations with input from the human resources department regarding competitive position to the market. Ms. Dillon was not involved in the discussion of her own compensation. The NEO increases approved for fiscal year 2017 were:

Named Executive Officer	2017 Base Salary ($)	Percentage Increase
Mary N. Dillon	1,117,000	12%
Scott M. Settersten	615,006	6%
Jodi J. Caro	500,022	14%
Jeffrey J. Childs	525,041	5%
David C. Kimbell	615,022	6%

These base salary levels are competitive with our market. The salary increase for Ms. Dillon reflects continued company and individual performance and was, in part, made to bring her base salary compensation in line with the competitive market. For Ms. Caro, and Messrs. Settersten, Kimbell and Childs increases were reflective of the general salary increase applicable to other employees and also reflect changes to improve the competitive positioning of their compensation.

Annual Incentives

The target annual incentives, shown as a percentage of their base salaries, for the NEOs were as follows:

Named Executive Officer	2017 Annual Incentive Target
Mary N. Dillon	170%
Scott M. Settersten	75%
Jodi J. Caro	65%
Jeffrey J. Childs	65%
David C. Kimbell	75%

Ms. Dillon's annual incentive for 2017 was increased from 150% to 170%, Messrs. Settersten's and Kimbell's annual incentive was increased from 65% to 75% and Ms. Caro's annual incentive was increased from 50% to 65% to improve the competitiveness of total compensation and better align compensation relative to market and enhance the emphasis on financial results.

In fiscal year 2017, the annual incentives awards for our NEOs were based on achievement of an EBT target of $802.8 million. This was based on a rigorous goal setting process in which management and the Compensation Committee worked collaboratively to set stretch targets. The annual incentive was payable as follows:

	Annual Incentive Payout
	Percent to Target	Payout
Threshold	92%	50%
Target	100%	100%
Maximum	110%	200%

Based on our EBT performance, as adjusted, of $803.4 million, the annual incentives paid out at 100.71% based on EBT performance of approximately 100.07% to target. The Compensation Committee can use negative discretion to reduce calculated awards but did not apply any discretion to the awards for 2017 performance.

Long-Term Incentive Plan

During 2017, we provided long-term incentive awards through grants of stock options, PBSs and RSUs to our NEOs and certain other employees. Under the LTIP, each eligible employee may receive an LTIP award with a value that is targeted to a percentage of base salary, with the ultimate value dependent upon Company performance. The Compensation Committee approved awards in 2017 at the targeted percentage of base salary as follows:

Named Executive Officer	2017 LTIP Target Percentages
Mary N. Dillon	392%
Scott M. Settersten	200%
Jodi J. Caro	100%
Jeffrey J. Childs	100%
David C. Kimbell	200%

The Compensation Committee increased the target annual long-term incentive award for all NEOs to further align their compensation opportunities with shareholders for long-term value creation and provide market competitive long-term compensation opportunities.

Consistent with our pay for performance orientation, the Compensation Committee granted the annual LTIP award with the following mix:

Options granted under the LTIP generally have the following characteristics:

  •
  exercise price equal to the fair market value of our common stock on the date of grant;

  •
  ratable vesting, on an annual basis over a four-year period; and

  •
  ten-year term from the date of grant.

PBSs granted under the LTIP have the following characteristics:

  •
  tied to achievement of a two-year cumulative revenue and EBT targets;

  •
  33% of PBS grant value tied to attainment of revenue target and 67% of PBS grant value tied to attainment of EBT target;

  •
  the number of shares earned can be less or greater than target, including zero, based on Company performance; and

  •
  following the end of the two-year performance period, a third year of time vesting is required before the number of earned shares is delivered to the recipient.

RSUs granted under the LTIP generally have the following characteristics:

  •
  entitle the holder to receive an equal number of shares of common stock at settlement; and

  •
  cliff vest 100% at the end of three years from grant date.

PBS awards made in 2016 were earned based on two-year cumulative revenue and EBT targets as follows:

	Revenue – 33%		EBT – 67%
	Percent to Target	Payout	Percent to Target	Payout
Threshold	95%	50%	85%	50%
Target	100%	100%	100%	100%
Maximum	105%	200%	110%	200%

The two-year cumulative revenue and EBT targets were $10.03 billion and $1.32 billion, respectively. For 2017, the Compensation Committee approved an adjustment to our actual EBT performance to take into account the one-time bonuses paid to hourly employees related to tax reform. Based on this adjustment, we achieved two-year cumulative revenue and EBT of $10.74 billion and $1.45 billion, respectively, resulting in a maximum 200% earning of the PBS award. Although the performance period is complete, the awards will not vest for one year.

Share Ownership Guidelines

The Compensation Committee has adopted the following share ownership guidelines to strengthen the focus of our senior officers on our long-term goals and further align their interests with stockholders:

Position	Required Amount
CEO	6X Base Salary
Other NEOs	3X Base Salary
SVPs	2X Base Salary

Shares of common stock held in brokerage accounts for the executives' benefit in trust, through tax qualified retirement plans, PBSs (for which the performance has been met, but which are still subject to time vesting), RSUs, and the gain in value (i.e., "in-the-money value") of vested and unvested stock options held are included in determining whether the ownership requirement has been met and sustained. Each executive has five years following appointment to meet the applicable stock ownership requirements of their position.

Clawback Provisions

We maintain a robust compensation recovery or "clawback" policy applicable to all Section 16, officers as well as other employees who receive equity grants or are otherwise selected for coverage.

Under the clawback policy the Compensation Committee may recover and/or cancel previously granted or earned incentive compensation (including recovery of gains realized thereon) in the event: (a) that Ulta Beauty is required to materially restate its financial or operating results (whether or not there is any fraud or misconduct and whether or not the executive whose compensation is subject to clawback is responsible, but excluding restatements caused by changes in accounting rules, reclassification or other retrospective changes not caused by fraud or misconduct), (b) of fraud or misconduct (regardless of whether the fraud or misconduct is related to a restatement of financial or operating results), (c) of a violation of Ulta Beauty's Code of Business Conduct or (d) of a violation of any applicable non-compete, non-solicitation or confidentiality covenants.

Policy on Ulta Beauty Stock Investments

Our insider trading policy prohibits trading in puts, calls and other derivative securities on our stock and also prohibits the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of our stock by officers, directors and employees. In addition, our insider trading policy prohibits our executive officers, directors and other designated insiders from holding Company stock in a margin account or pledging our stock as collateral for a loan, with certain limited exceptions.

Long-Term Incentive Granting Policy

We have a general policy of making LTIP grants (options and RSUs) for new executive officers and NEOs once our trading window opens on the third business day following the date our earnings announcement is made for each fiscal quarter. The window generally remains open for 30 days. The annual LTIP grant is generally made in the open window following our fourth quarter earnings announcement. This timing of option, PBS and RSU grants is thus generally consistent with when our executives and directors would be allowed to trade in our common stock under our insider trading policy. The Compensation Committee determined that setting the exercise price for stock options at this time was prudent in that it allowed for the market to process all reported public information prior to establishing the price. Such a practice thereby eliminates any potential manipulation regarding the timing of stock option grants. All stock option, PBS and RSU grants for executives and NEOs are approved in advance by the Compensation Committee.

Benefits and Perquisites

Executives are allowed to defer compensation under our non-qualified deferred compensation plan with matching contributions equal to 100% of contributions made up to 3% of eligible deferred compensation, which is more fully described in the narrative to the 2017 Non-Qualified Deferred Compensation Table below. For all eligible employees, we offer a 401(k) plan with matching contributions equal to 100% of contributions made up to 3% of eligible salary. In addition, we offer group health, life, accident and disability insurance to eligible employees. In 2017, the Company enhanced the long-term disability ("LTD Plan") benefits for all NEOs and officers by offering a supplemental LTD Plan that provides a benefit equal to 60% of salary and annual incentive. Our employees are also entitled to a discount on purchases at our stores.

Change in Control and Severance Plan

In 2017 we adopted our Executive Change in Control and Severance Plan (the "CIC Plan"), which provides severance and other benefits should an executive be involuntarily terminated in connection with a change in control. We adopted the CIC Plan as a market based plan that is intended to minimize distraction to our executives by providing financial security in the event of a loss of employment following a change in control. See "Severance and Change in Control Benefits — Executive Change in Control and Severance Plan" below for additional details.

Accounting and Tax Considerations

Historically, our incentive compensation programs have been designed and administered in a manner generally intended to preserve federal income tax deductions. However, the Compensation Committee considers the tax and accounting consequences of utilizing various forms of compensation and retains the discretion to pay compensation that is not tax deductible or could have adverse accounting consequences for Ulta Beauty.

Section 162(m) of the Internal Revenue Code ("Section 162(m)") generally disallows a tax deduction to public corporations for compensation paid in excess of $1.0 million to the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer), unless such compensation is performance-based.

As part of tax reform legislation passed in 2017, the performance-based compensation exemption from the deduction limits of Section 162(m) was repealed. However, a transition rule exempts from this change in the rules any compensation that is paid pursuant to a written binding contract that was in effect on November 2, 2017, and which is not materially modified after that date. The Compensation Committee intends to take advantage of the transition rule where it makes sense in light of the Company's overall compensation objectives. As a result of the repeal of the performance-based exception to Section 162(m), the Compensation Committee expects in the future to approve and pay compensation that may not be tax deductible.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation of our NEOs for the fiscal year ending February 3, 2018:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (3)	Total ($)
Mary N. Dillon	2017	1,117,000	—	2,189,459	2,189,357	1,912,382	83,100	7,491,298
Chief Executive Officer	2016	1,000,000	—	1,925,270	1,925,012	2,918,550	73,189	7,842,021
and Director (Principal Executive Officer)	2015	1,000,000	158,000	1,550,102	13,940,025	1,865,215	49,646	18,562,988
Scott M. Settersten	2017	615,006	—	615,143	615,023	464,529	38,094	2,347,795
Chief Financial Officer	2016	580,030	—	493,207	493,077	733,567	29,203	2,329,084
(Principal Financial Officer)	2015	518,956	38,000	162,540	162,540	449,363	15,826	1,347,225
Jodi J. Caro	2017	500,022	—	250,280	250,048	327,322	25,801	1,353,473
General Counsel, Chief	2016	436,815	—	185,816	185,659	424,955	20,445	1,253,690
Compliance Officer and Corporate Secretary	2015	208,831	14,000	50,077	150,035	161,391	212	585,546
Jeffrey J. Childs	2017	525,041	—	262,668	262,529	343,700	34,501	1,428,439
Chief Human	2016	499,326	—	212,470	212,249	631,500	31,021	1,586,566
Resources Officer	2015	480,124	42,000	156,190	156,060	486,928	22,282	1,343,584
David C. Kimbell	2017	615,022	—	615,143	615,023	464,542	32,996	2,342,726
Chief Merchandising	2016	580,374	—	493,590	493,339	734,002	29,202	2,330,507
and Marketing Officer	2015	514,987	38,000	313,741	163,395	446,562	22,289	1,498,974

(1)
The grant date fair value of the RSUs and PBSs is based on the closing sales price of our common stock on the date granted. Amounts shown include performance-based awards at grant date fair value, based on target level achievement. If the maximum level of performance is achieved, the amounts shown above would increase by $1,313,619, $369,086, $150,055, $157,657 and $369,086 for Ms. Dillon, Mr. Settersten, Ms. Caro, Mr. Childs and Mr. Kimbell, respectively.
(2)
Amounts shown represent the grant date fair value of options granted in the year indicated as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 10 to the Consolidated Financial Statements for fiscal 2017 contained in the Form 10-K filed on April 3, 2018.
(3)
All other compensation includes 401(k) and deferred compensation match, club memberships, health screenings, and life insurance and long-term disability premiums as indicated on the table below for fiscal 2017:

Name	401(k) Match ($)	Deferred Compensation Match ($)	Life Insurance/Supplemental LTD Premiums ($)
Mary N. Dillon	3,537	32,565	41,248
Scott M. Settersten	—	18,168	15,187
Jodi J. Caro	3,537	14,490	7,774
Jeffrey J. Childs	3,537	15,543	15,421
David C. Kimbell	3,537	18,171	11,288

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to grants of plan-based awards for fiscal 2017 to the NEOs.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (3)					Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($) (6)
		Board of Directors Approval Date								Number of Securities Underlying Options (#)
Name	Grant Date		Threshold ($) (1)	Target ($)	Maximum ($) (2)	Threshold (#) (4)	Target (#)	Maximum (#) (5)	Number of Shares of Stock (#)
Mary N. Dillon			949,450	1,898,900	3,797,800
	3/24/2017	3/24/2017				2,333	4,666	9,332				1,313,619
	3/24/2017	3/24/2017							—	31,223	281.53	2,189,357
	3/24/2017	3/24/2017							3,111	—	—	875,840
Scott M. Settersten			230,628	461,255	922,510
	3/24/2017	3/24/2017				656	1,311	2,622				369,086
	3/24/2017	3/24/2017							—	8,771	281.53	615,023
	3/24/2017	3/24/2017							874	—	—	246,057
Jodi J. Caro			162,507	325,014	650,028
	3/24/2017	3/24/2017				267	533	1,066				150,055
	3/24/2017	3/24/2017							—	3,566	281.53	250,048
	3/24/2017	3/24/2017							356	—	—	100,225
Jeffrey J. Childs			170,639	341,277	682,554
	3/24/2017	3/24/2017				280	560	1,120				157,657
	3/24/2017	3/24/2017							—	3,744	281.53	262,529
	3/24/2017	3/24/2017							373	—	—	105,011
David C. Kimbell			230,634	461,267	922,534
	3/24/2017	3/24/2017				656	1,311	2,622				369,086
	3/24/2017	3/24/2017							—	8,771	281.53	615,023
	3/24/2017	3/24/2017							874	—	—	246,057

(1)
Threshold assumes performance exceeds 92% of the EBT performance target, resulting in a payout of 50% of the EBT target bonus.
(2)
Maximum assumes performance exceeds 110% of the EBT performance target, resulting in a payout of 200% of the EBT target bonus.
(3)
Amounts represent the PBSs granted in which 33% of the grant value is tied to attainment of a revenue target and 67% of the grant value is tied to attainment of an EBT target.
(4)
Threshold assumes performance exceeds 95% of the revenue performance target and 85% of the EBT performance target, resulting in a payout of 50% of the target performance-based units.
(5)
Maximum assumes performance exceeds 105% of the revenue performance target and 110% of the EBT performance target, resulting in a payout of 200% of the target performance-based units.
(6)
Represents the grant date fair value of stock and stock options granted as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 10 to the Consolidated Financial Statements for fiscal 2017 contained in the Form 10-K filed on April 3, 2018.

OUTSTANDING EQUITY AWARDS AS OF FEBRUARY 3, 2018

The following table presents information concerning stock options, PBSs and RSUs held by the NEOs as of February 3, 2018.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price Per Share ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Shares of Performance- based Stock that have not Vested (#) (1)	Equity Incentive Plan Awards: Market Value of Performance- based Stock that have not Vested ($)	Number of Shares of Stock that have not Vested (#)	Market Value of Shares that have not Vested ($)
Mary N. Dillon (2)					4,666	1,024,047	41,209	9,044,139
	6,173	15,000	99.01	7/01/2023
	—	16,733	97.89	3/28/2024
	—	17,223	151.20	3/27/2025
	—	200,000	164.06	9/15/2025
	9,158	27,474	191.76	3/25/2026
	—	31,223	281.53	3/24/2027
Scott M. Settersten (3)					1,311	287,725	6,709	1,472,424
	2,760	—	24.53	6/14/2020
	5,000	—	69.96	9/13/2021
	1,348	—	86.06	5/10/2022
	—	1,939	97.89	3/28/2024
	1,806	1,806	151.20	3/27/2025
	2,345	7,038	191.76	3/25/2026
	—	8,771	281.53	3/24/2027
Jodi J. Caro (4)					533	116,978	2,209	484,809
	1,674	1,675	165.27	8/03/2025
	883	2,650	191.76	3/25/2026
	—	3,566	281.53	3/24/2027
Jeffrey J. Childs (5)					560	122,903	3,799	833,766
	6,657	—	121.74	10/1/2023
	6,023	2,008	97.89	3/28/2024
	1,734	1,734	151.20	3/27/2025
	1,009	3,030	191.76	3/25/2026
	—	3,744	281.53	3/24/2027
David C. Kimbell (6)					1,311	287,725	7,220	1,584,573
	—	2,811	98.64	3/18/2024
	—	1,969	97.89	3/28/2024
	1,815	1,816	151.20	3/27/2025
	2,347	7,041	191.76	3/25/2026
	—	8,771	281.53	3/24/2027

(1)
Amounts represent the number and value of the performance-based awards through the end of fiscal 2017 for which the performance period has not ended.

(2)
The vesting schedule for Ms. Dillon's outstanding stock options, PBSs and RSUs as of February 3, 2018 is as follows:

Name	Type of Award	Expiration date	3/15/18	3/16/18	7/1/18	9/15/18	3/15/19	9/15/19	3/15/20	9/15/20	3/15/21	9/15/21
Mary N. Dillon
	NQ	7/1/2023			15,000
	NQ	3/28/2024		16,733
	NQ	3/27/2025	8,611				8,612
	NQ	9/15/2025				50,000		50,000		50,000		50,000
	NQ	3/25/2026	9,158				9,158		9,158
	NQ	3/24/2027	7,805				7,806		7,806		7,806
	PBS								4,666
	RSU		16,403		5,631		16,064		3,111
(3)
The vesting schedule for Mr. Settersten's outstanding stock options, PBSs and RSUs as of February 3, 2018 is as follows:

Name	Type of Award	Expiration date	3/15/18	3/16/18	3/15/19	3/15/20	3/15/21
Scott M. Settersten
	NQ	3/28/2024		1,939
	NQ	3/27/2025	903		903
	NQ	3/25/2026	2,346		2,346	2,346
	NQ	3/24/2027	2,192		2,193	2,193	2,193
	PBS					1,311
	RSU		1,720		4,115	874
(4)
The vesting schedule for Ms. Caro's outstanding stock options, PBSs and RSUs as of February 3, 2018 is as follows:

Name	Type of Award	Expiration date	3/15/18	8/3/18	3/15/19	8/3/19	3/15/20	3/15/21
Jodi J. Caro
	NQ	8/3/2025		837		838
	NQ	3/25/2026	883		883		884
	NQ	3/24/2027	891		892		891	892
	PBS						533
	RSU			303	1,550		356
(5)
The vesting schedule for Mr. Childs' outstanding stock options, PBSs and RSUs as of February 3, 2018 is as follows:

Name	Type of Award	Expiration date	3/15/18	3/16/18	3/15/19	3/15/20	3/15/21
Jeffrey J. Childs
	NQ	3/28/2024		2,008
	NQ	3/27/2025	867		867
	NQ	3/25/2026	1,010		1,010	1,010
	NQ	3/24/2027	936		936	936	936
	PBS					560
	RSU		1,653		1,773	373

(6)
The vesting schedule for Mr. Kimbell's outstanding stock options, PBSs and RSUs as of February 3, 2018 is as follows:

Name	Type of Award	Expiration date	3/15/18	3/16/18	3/18/18	3/15/19	3/15/20	3/15/21
David C. Kimbell
	NQ	3/18/2024			2,811
	NQ	3/28/2024		1,969
	NQ	3/27/2025	908			908
	NQ	3/25/2026	2,347			2,347	2,347
	NQ	3/24/2027	2,192			2,193	2,193	2,193
	PBS						1,311
	RSU		1,979			4,367	874

OPTION EXERCISES AND STOCK VESTED

The following table presents information concerning exercises of stock options and vesting of RSUs during fiscal year ending February 3, 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Mary N. Dillon	33,955	5,459,323	14,576	4,184,320
Scott M. Settersten	11,519	2,268,336	449	128,558
Jodi J. Caro	—	—	—	—
Jeffrey J. Childs	—	—	465	133,139
David C. Kimbell	14,335	2,683,210	1,389	399,766

(1)
The value realized on exercise and sale or exercise and hold of options is based on the closing sales price of our common stock on the transaction date as reported on the NASDAQ Global Select Market. The value realized was determined without considering any taxes that may have been owed or withheld.
(2)
The value realized on vesting of stock awards is based on the closing sales price of our common stock on the vesting date as reported on the NASDAQ Global Select Market. The value realized was determined without considering any taxes that may have been owed or withheld.

2017 NON-QUALIFIED DEFERRED COMPENSATION

The Ulta Beauty Non-qualified Deferred Compensation Plan allows participants to defer up to 75% of their base salary and 100% of their annual cash bonus. We match 100% of the contributions up to 3% of salary deferred. We do not match or make any other contributions to the plan with regards to bonus or long-term compensation. Participants may direct the investment of their contributions to the plan among several mutual funds, similar to those available under our 401(k) plan.

The table below sets forth certain information as of February 3, 2018 with respect to the non-qualified deferred compensation plans in which our NEOs may participate.

Name	Executive Contributions in Last Fiscal Year ($) (1)(2)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Mary N. Dillon (3)	683,165	32,565	198,741	—	2,756,223
Scott M. Settersten (4)	60,829	18,168	45,565	—	404,564
Jodi J. Caro (5)	39,092	14,490	10,341	—	118,769
Jeffrey J. Childs (6)	15,602	15,543	28,019	—	157,744
David C. Kimbell (7)	140,735	18,171	56,708	—	447,719

(1)
Included in the amount listed under the "Salary", "Bonus" and "Non-Equity Incentive Plan Compensation" columns in the Summary Compensation Table above.
(2)
Contributions include salary and bonus deferrals, including bonuses earned in fiscal 2017 but paid in fiscal 2018.
(3)
$1,841,752 was previously reported as compensation to Ms. Dillon in the Summary Compensation Table for prior years.
(4)
$280,002 was previously reported as compensation to Mr. Settersten in the Summary Compensation Table for prior years.
(5)
$54,846 was previously reported as compensation to Ms. Caro in the Summary Compensation Table for prior years.
(6)
$98,580 was previously reported as compensation to Mr. Childs in the Summary Compensation Table for prior years.
(7)
$232,105 was previously reported as compensation to Mr. Kimbell in the Summary Compensation Table for prior years.

Severance and Change in Control Benefits

Executive Change in Control and Severance Plan

In 2017 we adopted our Executive Change in Control and Severance Plan (the "CIC Plan"), which provides severance protections to all of our executive officers, including all of our NEOs, in the event of an involuntary termination in connection with a change in control. Under the CIC Plan an executive who is involuntarily terminated is eligible to receive the following severance payments and benefits as well as accelerated vesting of equity awards, subject to him or her executing an effective release of claims in favor of the Company and continued compliance with his or her restrictive covenants:

  •
  a lump-sum cash payment equal to (a) 3.0 for Ms. Dillon and 2.0 for all other NEOs, multiplied by (b) the sum of (i) the executive's salary (where "salary" is an amount equal to the greater of the executive's salary (A) on the date of termination or (B) on the consummation of the change in control) plus (ii) the executive's bonus (where "bonus" is an amount equal to the greater of (A) his or her target bonus on the date of termination, (B) the executive's target bonus on the consummation of the change in control or (C) the actual anticipated bonus he or she would receive based on performance as of the change in control);

  •
  payment of a pro-rated portion of the executive's annual cash bonus award for the year of termination (with the bonus calculated based on actual performance);

  •
  accelerated vesting of all outstanding equity awards held by the Participant that vest solely based on the passage of time; and

  •
  Company-paid COBRA premium payments for up to eighteen months following the termination date.

Also, upon a change in control, without regard to any employment loss, all outstanding performance-based equity will vest at the greater of (a) target performance levels or (b) the amount that would have been earned for performance through the date of the change in control.

To the extent that any change in control payment or benefit would be subject to an excise tax imposed in connection with Section 4999 of the Internal Revenue Code of 1986, as amended, such payments and/or benefits may be subject to a "best net" reduction to the extent necessary so that the executive receives the greater of the (i) net amount of the change in control payments and benefits reduced such that such payments and benefits will not be subject to the excise tax and (ii) net amount of the change in control payments and benefits without such reduction.

Severance Benefits Not in Connection with a Change in Control

Pursuant to the terms of Ms. Dillon's written offer of employment, in the event that her employment is terminated without Cause (as defined below), she will be entitled to the following as severance subject to her providing a general release of claims:

  •
  Severance equal to 18 months of her base salary, payable in installments over a period of 18 months; and

  •
  Any bonus actually earned, pro-rated based on the percentage of the fiscal year Ms. Dillon is employed by the Company.

In fiscal 2018 we amended her agreement to increase the severance amount described above to 24 monthly payments of the sum of (i) her monthly base salary plus (ii) her target bonus for the year of termination divided by 12.

For this purpose "Cause" shall mean Ms. Dillon's:

  •
  Commission of an act of fraud or embezzlement;

  •
  The unauthorized, intentional or grossly negligent disclosure of confidential information which is injurious to the Company;

  •
  Willful breach of any fiduciary duty owed to the Company;

  •
  Indictment for a felony or any crime involving fraud, dishonesty or moral turpitude;

  •
  Intentional misconduct as an employee, including knowing and intentional violation of the Company's written policies, or specific directions of the Board;

  •
  Failure substantially to perform her duties, following written notice (other than by reason of disability); and

  •
  Willful engagement in misconduct that may reasonably result in injury to the reputation or business prospects of the Company.

Any act or failure to act shall be considered "willful" only if done or omitted to be done without a good faith, reasonable belief that such act or failure to act was in our best interest. Ms. Dillon will have ten business days to cure any curable act after written notice from the Company of cause. Ms. Dillon's employment may be terminated for Cause retroactively, if such reasons are later discovered after her termination.

In connection with her written offer of employment, Ms. Dillon entered into an agreement not to disclose or use our confidential information at any time. She also agreed not to work for, or otherwise be involved with, any competitor for a period of 18 months following her termination for any reason.

Although Messrs. Settersten, Childs and Kimbell and Ms. Caro do not have contractual rights to severance, we would likely pay each at least six months of severance and continued health benefits in connection with a termination without cause in exchange for a general release of claims.

The following chart sets forth the amounts that Ms. Dillon, Messrs. Settersten, Childs and Kimbell and Ms. Caro would receive in the event of a change of control or that their employment was terminated without Cause, for good reason, or due to death or disability, or in connection with a change in control, on the last day of the 2017 fiscal year, February 3, 2018. These amounts do not include any value for amounts payable under retirement plans or insurance policies applicable to employees in general. Ms. Dillon's amounts also do not reflect the changes made to her severance in our 2018 fiscal year discussed above, as those changes were not effective as of February 3, 2018.

Name	Change in Control ($) (1)	Involuntary Termination in Connection with Change in Control ($) (2)	Total Change in Control ($) (3)	Involuntary Not for Cause Termination / Good Reason ($) (4)	Death / Disability ($) (5)
Mary N. Dillon	1,024,047	31,199,636	32,223,683	3,619,580	26,928,603
Scott M. Settersten	287,725	3,752,347	4,040,072	338,823	2,314,212
Jodi J. Caro	116,978	2,008,090	2,125,068	281,709	766,003
Jeffrey J. Childs	122,903	2,695,910	2,818,813	284,409	1,403,143
David C. Kimbell	287,725	4,208,823	4,496,548	339,047	2,770,427

(1)
Includes the market value of all unvested PBSs, for which the performance period has not ended, at target value.
(2)
Includes amounts related to severance, health care costs, pro-rated bonus payouts (as applicable), the market value of all unvested options and RSUs.
(3)
Includes amounts related to severance, health care costs, pro-rated bonus payouts (as applicable), the market value of all unvested options, RSUs and PBSs, for which the performance period has not ended, at target value.
(4)
Includes amounts related to severance, health care costs, and pro-rated bonus payouts (as applicable).
(5)
Includes the market value of all unexercisable options, RSUs and PBSs, for which the performance period has not ended, at target value.

PROPOSAL THREE

ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

The Board of Directors is committed to excellence in governance. As part of that commitment, Ulta Beauty is asking stockholders to vote on a resolution to approve the compensation of our NEOs as disclosed in this Proxy Statement. This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the Company and the Board of Directors. However, the Board and the compensation committee value the opinions of the stockholders and will carefully consider the outcome of the vote when making future compensation decisions. In accordance with the results of the non-binding advisory vote at our 2017 Annual Meeting of Stockholders concerning the frequency of an advisory vote on the compensation paid to our NEOs, this non-binding advisory vote will be held on an annual basis until the Board elects to implement a different frequency or until the next required non-binding advisory vote on frequency.

As described more fully in the Compensation Discussion and Analysis ("CD&A") section of this Proxy Statement, our executive compensation program is structured to provide compensation opportunities that: (i) reflect the competitive marketplace in which the Company operates; (ii) link annual incentive compensation to Company performance goals that support stockholder value; (iii) focus a significant portion of an executive's compensation on equity-based incentives to align interests closely with stockholders; and (iv) attract, motivate and retain key executives who are critical to our long-term success. A significant portion of the Company's executive compensation is performance-based, and we emphasize such incentives to ensure that total compensation reflects our overall success or failure and to motivate executive officers to meet appropriate performance measures.

We believe that the fiscal 2017 compensation of our NEOs was appropriate and aligned with the Company's performance. We urge stockholders to read the CD&A section of this Proxy Statement, as well as the Summary Compensation Table and the related tables and disclosures, for a more complete understanding of how our executive compensation policies and procedures operate.

The Company is asking stockholders to approve the following advisory resolution at the Annual Meeting:

  RESOLVED, that the stockholders of Ulta Beauty, Inc. (the "Company") approve, on an advisory basis, the compensation of the Company's NEOs as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion thereto.

Because the vote is advisory, it will not be binding upon the Board or the compensation committee. However, the compensation committee will consider the outcome of the vote in determining future compensation policies and decisions.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the advisory resolution on executive compensation. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this proposal has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL THREE

 CEO PAY RATIO

The SEC requires companies to disclose the ratio of the total annual compensation of the chief executive officer to the median of the total annual compensation of all of our employees, other than the chief executive officer.

We explain below how we made reasonable efforts to identify our median employee and calculate both the median employee's total annual compensation and the total annual compensation of our chief executive officer. As permitted by the SEC, we have used reasonable estimates, assumptions, and methodologies to prepare this disclosure.

The SEC provided companies with flexibility to calculate their CEO pay ratio in a manner that best suits their facts and circumstances. Our CEO pay ratio is specific to Ulta Beauty, Inc. and should not be used as a basis for comparison with the CEO pay ratios disclosed by other companies.

We identified our median employee by (1) identifying all employees on November 4, 2017, (2) calculating each employee's cash compensation (salary, wages, bonuses and commissions) earned through that date and (3) then ranking all 40,214 employees by compensation from high to low and selecting the employee who had the median cash compensation. Once the median employee was determined, we then calculated the median employee's total annual compensation according to the same methodology we used for calculating Ms. Dillon's total annual compensation as reported in the Summary Compensation Table above, but then added in the value of employer paid health care benefits (in the amount of $4,002 for our median employee and $11,998 for Ms. Dillon) to determine both our median employee's total annual compensation and Ms. Dillon's for purposes of the ratio. We decided to add in the value of the health care benefits because we consider those benefits to be a meaningful part of our employees' compensation.

Using this methodology for fiscal 2017, our median employee's total annual compensation was $27,235 and our CEO's total annual compensation was $7,503,296. The resulting ratio of our CEO's total annual compensation to the total annual compensation of our median employee was approximately 275:1.

STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of April 9, 2018 by:

  •
  each person we know to be the beneficial owner of 5% or more of our outstanding shares of common stock;

  •
  each of our NEOs, directors and nominees; and

  •
  all of our executive officers, directors and nominees as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 9, 2018 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The following table lists applicable percentage ownership based on 60,512,033 shares of common stock outstanding as of April 9, 2018. Unless otherwise indicated, the address for each of the beneficial owners in the table below is c/o Ulta Beauty, Inc., 1000 Remington Blvd., Suite 120, Bolingbrook, IL 60440.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% stockholders:
The Vanguard Group (1) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	5,797,414	9.6%
Capital World Investors (2) 333 South Hope Street Los Angeles, California 90071	5,777,700	9.5%
BlackRock Inc. (3) 55 East 52nd Street New York, New York 10055	5,159,690	8.5%

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
NEOs, directors and nominees:
Mary N. Dillon (4)	88,276	*
Scott M. Settersten (5)	27,751	*
Jodi J. Caro (6)	4,331	*
Jeffrey J. Childs (7)	28,097	*
David C. Kimbell (8)	19,958	*
Sally E. Blount	—	*
Michelle L. Collins	2,747	*
Robert F. DiRomualdo (9)	325,254	*

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
NEOs, directors and nominees:
Dennis K. Eck	427,333	*
Catherine A. Halligan	3,626	*
Charles Heilbronn (10)	2,289,588	3.8%
Michael R. MacDonald	6,224	*
George R. Mrkonic (11)	3,419	*
Lorna E. Nagler (12)	38,669	*
Charles J. Philippin (13)	140,336	*
Vanessa A. Wittman	2,798	*
All current directors and executive officers as a group (16 persons) (14)	3,408,407	5.6%

*
Less than 1%
(1)
Based solely on the Schedule 13G/A filed by The Vanguard Group on February 9, 2018. This holder reports sole voting power with respect to 84,317 of these shares, shared voting power with respect to 14,420 of these shares, sole dispositive power with respect to 5,702,039 of these shares and shared dispositive power with respect to 95,375 of these shares.
(2)
Based solely on the Schedule 13G/A filed by Capital World Investors, a division of Capital Research and Management Company, on February 14, 2018. This holder reports sole voting and dispositive power with respect to all of these shares.
(3)
Based solely on the Schedule 13G/A filed by BlackRock, Inc. on January 23, 2018. This holder reports sole voting power with respect to 4,406,012 of these shares and sole dispositive power with respect to all of these shares.
(4)
Includes options to purchase 8,611 shares of common stock exercisable at $151.20 per share, options to purchase 18,316 shares of common stock exercisable at $191.76 per share, and options to purchase 7,805 shares of common stock exercisable at $281.53 per share. Includes 5,813 shares of common stock held by trust.
(5)
Includes options to purchase 2,760 shares of common stock exercisable at $24.53 per share, options to purchase 5,000 shares of common stock exercisable at $69.96 per share, options to purchase 1,348 shares of common stock exercisable at $86.06 per share, options to purchase 1,939 shares of common stock exercisable at $97.89 per share, options to purchase 2,709 shares of common stock exercisable at $151.20 per share, options to purchase 4,691 shares of common stock exercisable at $191.76 per share, and options to purchase 2,192 shares of common stock exercisable at $281.53 per share.
(6)
Includes options to purchase 1,674 shares of common stock exercisable at $165.27 per share, options to purchase 1,766 shares of common stock exercisable at $191.76 per share, and options to purchase 891 shares of common stock exercisable at $281.53 per share.
(7)
Includes options to purchase 6,657 shares of common stock exercisable at $121.74 per share, options to purchase 8,031 shares of common stock exercisable at $97.89 per share, options to purchase 2,601 shares of common stock exercisable at $151.20 per share, options to purchase 2,019 shares of common stock exercisable at $191.76 per share, and options to purchase 936 shares of common stock exercisable at $281.53 per share.
(8)
Includes options to purchase 2,811 shares of common stock exercisable at $98.64 per share, options to purchase 1,969 shares of common stock exercisable at $97.89 per share, options to purchase 2,723 shares of common stock exercisable at $151.20 per share, options to purchase 4,694 shares of common stock exercisable at $191.76 per share, and options to purchase 2,192 shares of common stock exercisable at $281.53 per share.

(9)
Mr. DiRomualdo holds 4,717 shares directly and is deemed to beneficially own all 320,537 shares of common stock held by Naples Ventures LLC, where he is a principal along with Janice DiRomualdo. Mr. DiRomualdo has sole voting and investment power with respect to the shares he holds directly, and has shared voting and investment power with respect to the shares held by Naples Ventures LLC. Mr. DiRomualdo disclaims beneficial ownership of all shares held by Naples Ventures LLC except to the extent of his pecuniary interest therein. 277,585 shares held by Naples Ventures LLC are currently pledged as security.
(10)
Mr. Heilbronn holds 59,336 shares directly and is deemed to beneficially own all 2,230,252 shares of common stock held by Mousseluxe SARL. Mr. Heilbronn has sole voting power and sole investment power with respect to the 59,336 shares he holds directly, and he has been granted a power of attorney and proxy to exercise voting and investment power with respect to all of the shares shown as beneficially owned by Mousseluxe SARL. Pursuant to this authority, Mr. Heilbronn makes all voting and investment decisions with respect to all such shares and may be deemed to beneficially own all such shares. Mr. Heilbronn disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.
(11)
Includes 1,011 shares of common stock held by trust.
(12)
Includes options to purchase 16,667 of common stock exercisable at $25.80 per share and options to purchase 16,666 shares of common stock exercisable at $57.42 per share.
(13)
Includes options to purchase 50,000 shares of common stock exercisable at $13.44 per share.
(14)
Total percentage equals the quotient of total holdings over the sum of shares outstanding and the options referenced in the footnotes above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of beneficial ownership and changes in beneficial ownership with the SEC. To our knowledge, based solely on a review of the copies of such forms furnished to us and written representations that no other forms were required during the fiscal year ended February 3, 2018, our directors, executive officers and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Related Party Transaction Approval Policy

Our Board of Directors has adopted written policies and procedures for the approval or ratification of any "related party transaction," defined as any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees, 5% stockholders (or their immediate family members) or any entity with which any of the foregoing persons is an employee, general partner, principal or 5% stockholder, each of whom we refer to as a "related person," has a direct or indirect interest as set forth in Item 404 of Regulation S-K. The policy provides that management must present to the audit committee for review and approval each proposed related party transaction (other than related party transactions involving compensation matters, certain ordinary course transactions, transactions involving competitive bids or rates fixed by law, and transactions involving services as a bank depository, transfer agent or similar services). The audit committee must review the relevant facts and circumstances of the transaction, including if the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party and the extent of the related party's interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business

Conduct, and either approve or disapprove the related party transaction. If advance approval of a related party transaction requiring the audit committee's approval is not feasible, the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chairperson of the audit committee subject to ratification of the transaction by the audit committee at its next regularly scheduled meeting. No director may participate in approval of a related party transaction for which he or she is a related party.

Related Party Transactions and Relationships

Since the beginning of fiscal year 2017, we have engaged in the following related party transactions with our directors, executive officers and holders of 5% or more of our common stock.

Transactions with Vendors

Charles Heilbronn, one of our directors, is Executive Vice President and Secretary, as well as a director, of Chanel, Inc. In fiscal year 2017, Chanel, Inc. sold to Ulta Beauty approximately $17.4 million of fragrances on an arm's length basis pursuant to Chanel's standard wholesale terms and is expected to continue to sell fragrances to Ulta Beauty during fiscal year 2018. During fiscal year 2018, we will also be selling Chanel cosmetics in a limited number of our retail stores.

MISCELLANEOUS

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the 2018 Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, it is the intention of the proxy holders, Mary N. Dillon, our Chief Executive Officer, and Jodi J. Caro, our General Counsel, Chief Compliance Officer and Corporate Secretary, to vote on such matters in accordance with their best judgment.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we hope you will vote as soon as possible. You may vote over the internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this Proxy Statement, as well as in the Notice you received in the mail.

By Order of the Board of Directors

Jodi J. Caro General Counsel, Chief Compliance Officer and Corporate Secretary

April 25, 2018

A COPY OF ULTA BEAUTY'S ANNUAL REPORT TO THE SEC ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 3, 2018 IS AVAILABLE WITHOUT CHARGE THROUGH THE INVESTOR RELATIONS SECTION OF OUR WEBSITE AT HTTP://IR.ULTABEAUTY.COM, AND UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, ULTA BEAUTY, INC., 1000 REMINGTON BLVD., SUITE 120, BOLINGBROOK, IL 60440.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 5, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 5, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SHAREHOLDER MEETING REGISTRATION To attend the meeting, go to the "Register for Meeting" link at www.proxyvote.com. ULTA BEAUTY, INC. 1000 REMINGTON BLVD. SUITE 120 BOLINGBROOK, IL 60440 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E45606-P02324 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ULTA BEAUTY, INC. The Board of Directors recommends you vote FOR ALL the following Nominees: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) 02) 03) Robert F. DiRomualdo Catherine A. Halligan George R. Mrkonic 04) Lorna E. Nagler 05) Sally E. Blount The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain ! ! ! ! ! ! 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year 2018, ending February 2, 2019 3. Advisory resolution to approve the Company's executive compensation NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

The Proxy Statement and Annual Report to Stockholders for the year ended February 3, 2018 are available at http://ir.ultabeauty.com. E45607-P02324 ULTA BEAUTY, INC. Annual Meeting of Stockholders June 6, 2018 10:00 AM This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints Mary N. Dillon and Jodi J. Caro as proxies, with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Ulta Beauty, Inc. held of record by the undersigned on April 9, 2018, at the Annual Meeting of Stockholders to be held at the Company's headquarters located at 1000 Remington Boulevard, Suite 120, Bolingbrook, IL 60440, on June 6, 2018, or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side